UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12
Vanguard Natural Resources, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VANGUARD NATURAL RESOURCES, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
NOTICE OF ANNUAL MEETING OF UNITHOLDERS
TO BE HELD ON June 6, 2013
Dear Unitholder:
You are cordially invited to attend the 2013 Annual Meeting of Unitholders (the “Annual Meeting”) of Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), which will be held on June 6, 2013 at 10:30 a.m. Central time at the headquarters office of Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. The annual meeting will be held for the following purposes:
1.    To elect four directors to Vanguard’s Board of Directors to serve until the 2014 Annual Meeting of Unitholders;
2.    To ratify the appointment of BDO USA, LLP as independent auditor of Vanguard for the fiscal year ending December 31, 2013;
3.    To approve the Second Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan (the (“Second Amendment”); and
4.    To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting.
Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement.
Our board of directors has unanimously approved the Second Amendment. Our board of directors believes that the Second Amendment is in the best interests of our unitholders and the Company and unanimously recommends that the common unitholders approve the Second Amendment.
The Company’s Long-Term Incentive Plan (the Plan”) currently permits us to deliver a maximum of 1,000,000 of our common units with respect to awards under the Plan. As of April 5, 2013, awards for only 106,123 common units remained available for future delivery with respect to awards under the Plan. We expect substantially all of these remaining common units will be delivered in 2013 and, therefore, we are seeking approval to provide for, among other things, additional common units for future delivery with respect to awards granted to employees, officers, and directors of the Company or its affiliates under the Plan. A copy of the Second Amendment is attached to this proxy statement as Exhibit A.

The Second Amendment will not be effective unless approved by the common unitholders. As described herein, NASDAQ rules require that the total votes cast on the Proposal for approval of the Second Amendment represent at least 1/3 of all common units entitled to vote on the Proposal and a majority of those votes cast are votes in favor of the proposal. As of the date of this proxy statement, we are currently listed on the New York Stock Exchange (“NYSE”) but expect our voluntary relisting on the NASDAQ to be effective on the date of the annual meeting. If our re-listing on the NASDAQ is not complete by the date of the annual meeting then we will still be subject to the New York Stock Exchange quorum requirement. In that case, the New York Stock Exchange, the Second Amendment will not be effective unless at least 50% of all of our Common Units entitled to vote on the proposal cast votes on such proposal and a majority of such Common Units vote in favor of the proposal.

Only Unitholders of record at the close of business on April 5, 2013 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our Unitholders will be available for examination at the Annual Meeting and at Vanguard’s Houston office at least ten days prior to the Annual Meeting.
Beginning on or about April 22, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our Unitholders containing instructions on how to access the Proxy Statement and vote online and made our proxy materials available to our Unitholders over the internet. The notice also provides instruction on how to request a paper copy of these documents if you desire.
By Order of the Board of Directors,

/s/ Richard A. Robert
Richard A. Robert
Executive Vice President, Chief Financial
Officer and Secretary
Houston, Texas
April 22, 2013

Your vote is important. Whether or not you plan to attend the meeting, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the attached Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Alternatively, if you received printed proxy materials, you may vote your units by internet, telephone or mail pursuant to the instructions included on the proxy card. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If you attend the meeting and so desire, you may withdraw your proxy and vote in person.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON June 6, 2013. The notice of Annual Meeting and Proxy Statement and 2012 Annual Report to Unitholders are available on the internet at www.proxyvote.com.
TABLE OF CONTENTS

QUESTIONS & ANSWERS ON VOTING PROCEDURES	2
MATTERS YOU ARE VOTING ON	5
Proposal No. 1: Election of Directors	5
Proposal No. 2: Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2013	5
Proposal No. 3: Approval of the Second Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan	5
Other Business Matters	5
PROPOSAL NO. 1: ELECTION OF DIRECTORS	6
Director Nominees	6
Vote Required; Recommendation of the Board of Directors	7
Determination of Independence	7
Corporate Governance	8
Board Leadership Structure and Role in Risk Oversight	8
Committees of the Board of Directors	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Nominations for Director	10
Unitholder Communications	11
Compensation and Indemnification of Directors	11
Compensation Committee Interlocks and Insider Participation	12
Related Person Transactions	12
Report of the Audit Committee	13
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
2012 Executive Compensation Components	20
Risk Considerations in our Overall Compensation Program	24
Tax and Accounting Implications	24
Compensation-Related Governance Practices	24
Report of the Compensation Committee	25
2012 Summary Compensation Table	25
Grants of Plan Based Awards	26

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Outstanding Equity Awards at December 31, 2012	27
Pension Benefits	29
Non-Qualified Deferred Compensation	29
Potential Payments upon Termination or Change in Control	29
Non-Competition Provisions	33
Director Compensation	33
2012 Director Summary Compensation Table	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
PROPOSAL NO. 2: RATIFICATION OF BDO USA, LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	36
Vote Required; Recommendation of the Board of Directors	36
Audit Committee Pre-Approval Policies and Practices	36
PROPOSAL NO. 3: APPROVAL OF THE SECOND AMENDMENT TO THE VANGUARD NATURAL RESOURCES, LLC LONG-TERM INCENTIVE PLAN	37
Background and Description of the Proposed Second Amendment	37
Reason for the Proposed Second Amendment	37
Consequences of Failure to Approve the Proposal	38
Summary Description of the Plan	38
Administration of the Plan	38
Persons Who May Participate in the Plan	39
Common Units Subject to the Plan	39
Awards	39
Other Provisions	41
Plan Benefits under the Plan and Previously Awarded Options and Rights	44
Vote Required; Recommendation of the Board of Directors	45
SUBMISSION OF UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT YEAR	46
Proposals for 2014 Annual Meeting	46
Nominations for 2014 Annual Meeting and for Any Special Meeting	46
2012 Annual Report	47

ii

VANGUARD NATURAL RESOURCES, LLC
PROXY STATEMENT
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Vanguard Natural Resources, LLC for use at our Annual Meeting of Unitholders.
2013 ANNUAL MEETING DATE AND LOCATION
The Annual Meeting will be held at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000 Houston, Texas 77057, on June 6, 2013, at 10:30 a.m. Central time, or at such other time and place to which the meeting may be adjourned. References in this Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.
DELIVERY OF PROXY MATERIALS
On or about April 22, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our Unitholders containing instructions on how to access the proxy materials and vote online. We made these proxy materials available to you over the internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
At the time we begin mailing our Notice of Internet Availability of Proxy Materials, we will also first make available on the internet at www.proxyvote.com the following materials relating to our meeting: the Notice of Annual Meeting and Proxy Statement and our 2012 Annual Report to Unitholders. Any Unitholder may also request a printed copy of these materials by any of the following methods:

•	internet at www.proxyvote.com,

•	e-mail at sendmaterial@proxyvote.com, or

•	telephone at 1-800-579-1639
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), our 2012 Annual Report to Unitholders, which includes our audited consolidated financial statements, is not considered a part of, or incorporated by reference in, the proxy solicitation materials.

QUESTIONS & ANSWERS ON VOTING PROCEDURES
Who is entitled to vote at the Annual Meeting, and how many votes do they have?
Holders of record of our units (including common units and Class B units) who owned units as of the close of business on April 5, 2013 may vote at the meeting. Each unit has one vote. There were 68,823,806 units outstanding on that date.
When were the enclosed solicitation materials first given to Unitholders?
The enclosed 2012 Annual Report, together with the Notice of Annual Meeting and Proxy Statement, were first made available on the internet at www.proxyvote.com on April 22, 2013.
What is a quorum of Unitholders?
Our common units are currently listed on the NYSE. On April 11, 2013 we announced our intention to voluntarily transfer its stock exchange listing from the NYSE to The NASDAQ Global Select Market (“NASDAQ”), an exchange of The NASDAQ OMX Group Inc. (Nasdaq: NDAQ). We expect that our common units will commence trading on the NASDAQ on April 23, 2013 and will continue to be listed under the ticker symbol “VNR.” Our common units will continue to trade on the NYSE until the transfer has been completed. After careful consideration, we believe the NASDAQ will provide our unitholders with access to an advanced trading platform and will be a more cost effective platform for the Company currently and even more so in the future as we continue to grow. In addition, NASDAQ offers quantitative and qualitative governance standards more beneficial to listed companies with significant retail unitholders, particularly those related to quorum requirements. We expect to complete our voluntary re-listing on the NASDAQ prior to our Annual Meeting.
Under the NYSE listing rules, a quorum is the presence at the Annual Meeting in person or by proxy of Unitholders entitled to cast a majority of all the votes entitled to be cast. Under the NASDAQ listing rules, a quorum is the presence at the Annual Meeting in person or by proxy of Unitholders entitled to cast 33 1/3% of all votes entitled to be cast. Since there were 68,823,806 units outstanding on April 5, 2013, the presence of holders of 34,411,904 and 22,918,327 units is a quorum under the rules of the NYSE and NASDAQ, respectively. We must have a quorum to conduct the meeting. However, as described below, in certain circumstances common units considered present at the meeting for quorum purposes cannot be counted as votes cast.
How many votes does it take to pass each matter?
If a quorum of Unitholders is present at the meeting, we need:

•	a plurality of all the votes cast to elect each director nominee;

•	a majority of all the votes cast to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm; and

•
a majority of all the votes cast to approve the Second Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan provided that under the NYSE listing rules 50% of all units eligible to vote of the Second Amendment must cast votes on the unitholder Proposal to approve the Second Amendment. However, since we expect to have completed our voluntary re-listing on the NASDAQ prior to the Annual Meeting, in order to approved the Second Amendment, under NASDAQ Rules, 1/3 of our outstanding common units must cast votes on the unitholder Proposal to approve the Second Amendment;

•
If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote on the Proposal to approve the Second Amendment because such proposal is consider non-routine and the NYSE prohibits its members from casting votes on these matters.
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Except for Proposal No. 3, abstentions and broker non-votes will not have any effect on the result of the vote.
How do I vote?
Unitholders of Record: Unitholders of record may vote their units or submit a proxy to have their units voted by one of the following methods:

•
By Internet. You may submit a proxy electronically on the internet by following the instructions provided in the Notice of Availability of Proxy Materials. Please have the Notice of Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Central time on June 5, 2013.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

•
By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Central time on June 5, 2013.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
Street Name Unitholders: Street name Unitholders may generally vote their units or submit a proxy to have their units voted by one of the following methods:

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•
By Methods Listed on Proxy Card. Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the internet, following the instructions on the proxy card or other information provided by the record holder.

•
In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If my units are held in “street name” by my broker, will my broker vote my units for me?
If your units are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your units. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority under rules to vote their clients’ unvoted units on certain routine matters. The matter covered by Proposal No. 2 is considered a routine matter under the rules of the NYSE. Therefore, if you do not vote on this proposal, your brokerage firm may choose to vote for you or leave your units unvoted. The matters covered by Proposals No. 1 and 3 are each considered a “non-routine” matter under the rules of the NYSE and therefore each of these proposals requires the vote of the actual unitholder and cannot be completed by your broker. We urge you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.

How will my proxy vote my units?
If you properly submit your proxy and voting instructions by mail, telephone or internet, as applicable, your units will be voted as you direct. If you submit your proxy by mail, telephone or internet, as applicable, but do not specify how you want your units voted, they will be voted as recommended by the Board of Directors. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.
Can I vote by proxy even if I plan to attend the Annual Meeting?
Yes. If you vote by proxy and decide to attend the Annual Meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.
Can I vote by proxy or change my vote?
Yes. If you are a Unitholder of record, you can revoke your proxy or change your vote at any time before your proxy is exercised by:

•
submitting written notice to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057 no later than June 5, 2013 that you are revoking your proxy or changing your vote;

•	submitting another proxy with new voting instructions by telephone or the internet voting system; or

•	attending the meeting and voting your units in person.
If you are a street name Unitholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.
Who is soliciting my proxy, how is it being solicited, and who pays the cost?
We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. American Stock Transfer and Trust Company, LLC (“AST”), as part of its duties as our registrar and transfer agent, mails our proxy solicitation materials to certain of our unitholders. Fees for this service are included in the annual fee we pay to AST for its services as registrar and transfer agent, provided, however, we are obligated to pay AST out-of-pocket expenses of approximately $1,000. Our directors, officers and employees may also solicit proxies in person or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We are required to request that brokers, banks and other nominees that hold our common units in their names furnish our proxy materials to the beneficial owners of the units, and we must reimburse these brokers, banks and other nominees for the expenses of doing so, in accordance with statutory fee schedules.
The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

3    MATTERS YOU ARE VOTING ON
Proposal No. 1: Election of Directors
The Board of Directors currently consists of five directors who are elected by the Unitholders. One of the current directors has resigned effective the date of our 2013 Annual Meeting. The other four of our current directors have been nominated by the Board of Directors for election as directors at the 2013 Annual Meeting to serve until the 2014 Annual Meeting of Unitholders and until their respective successors are elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors. The Board of Directors is currently conducting a search for a replacement director, and we expect that the Board of Directors will appoint a replacement for the resigning director, Mr. John McGoldrick, by December 31, 2013. Biographical information for each of the nominees and other information about them is presented beginning on page 6. The Board of Directors recommends a vote “FOR” each director nominee.
Proposal No. 2: Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2013
This proposal is to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for 2013. See Proposal No. 2 on page 35. The Board of Directors recommends a vote “FOR” this proposal.
Proposal No. 3: Approval of the Second Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan
This proposal is to approve the Second Amendment in order to approve the increase in the maximum number of common units that may be granted as equity-based awards under the Plan. See Proposal No. 3 on page 36. The Board of Directors recommends a vote “FOR” this proposal.
Other Business Matters
The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons nominated to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee,

•	if any Unitholder's proposal is properly presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action, then Unitholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your units using his or her discretion.

4    PROPOSAL NO. 1: ELECTION OF DIRECTORS
Directors are elected each year at the Annual Meeting of Unitholders. One of the current directors has resigned effective the date of our June 6, 2013 Annual Meeting. The other four of our current directors have been nominated to stand for re-election at the Annual Meeting. The Board of Directors is currently conducting a search for a replacement director, and we expect that the Board of Directors will appoint a replacement for the resigning director by December 31, 2013. We encourage our director nominees to attend our annual meetings to provide an opportunity for Unitholders to communicate directly with directors about issues affecting our company. We anticipate that all director nominees will attend the Annual Meeting.
At the Annual Meeting, our Unitholders will consider and act upon a proposal to elect four directors to our Board of Directors to serve until the 2014 Annual Meeting of Unitholders.
Each director nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole the competence and experience to effectively and efficiently manage and direct the Company. Information concerning the four director nominees is set forth below.
Director Nominees

Name	Age	Position with Our Company	Director Since
Scott W. Smith	55	President, Chief Executive Officer and Director	2008
W. Richard Anderson	59	Independent Director and Chairman	2007
Loren Singletary	65	Independent Director	2008
Bruce W. McCullough	64	Independent Director	2008
Scott W. Smith is our President, Chief Executive Officer and Director and has served as President and Chief Executive Officer since October 2006 and as Director since March 2008. Prior to joining us, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE: NGT). He has over 30 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE: WZR) until its sale to Forest Oil Corporation (NYSE: FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Royalty Trust (NYSE: BRU), which was subsequently sold to Dominion Resources, Inc. We believe that Mr. Smith’s extensive energy industry background, particularly the six years he has spent serving as part of our executive management team, brings important experience and skill to the Board of Directors.
W. Richard Anderson is the Chairman of our Board of Directors and is currently the Chief Financial Officer and a Director of Eurasia Drilling Company, Limited GDR (LSE: EDCL), a provider of exploratory and development drilling and oil and gas field services to companies operating within the Russian Federation, Kazakhstan, and Caspian Sea region. Mr. Anderson has served in this capacity since June 2008. Between June 2007 and June 2008, Mr. Anderson served as an independent consultant to Prime Natural Resources Inc., a closely-held exploration and production company. Mr. Anderson was previously the President, Chief Executive Officer and a director of Prime Natural Resources from January 1999 to June 2007. Prior to his employment at Prime Natural Resources, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998. Mr. Anderson also served on the board of directors of Transocean, Ltd. (NYSE: RIG) from November 2007 until June 2011 and the board of directors of Boots & Coots, Inc. (NYSE: WEL) from August 1999 until September of 2010. Within the last five years, Mr. Anderson also served on the Board of Directors of Calibre Energy, Inc. from August 2005 to March 2007. We believe that Mr. Anderson’s extensive energy industry and financial background and his experience serving as the chief financial officer of a public company bring important experience and skill to the Board of Directors.
Loren Singletary is a member of our Board of Directors and is currently Vice President Investor and Industry Relations for National Oilwell Varco (NYSE: NOV), an oilfield service company. Mr. Singletary has served in this capacity since November 2011 and has also served as National Oilwell Varco’s Vice President of Global Accounts from 2003 - 2009 and Vice President of Global Accounts and Investor Relations from January 2009 – November 2011. Prior to his current position, from 1998 to 2003, Mr. Singletary was the co-owner and President of LSI Interests, Ltd., an oilfield service company that was acquired by National Oilwell in 2003. In addition to his vast experience in the oilfield service sector, Mr. Singletary has also been involved in the upstream E&P sector, both onshore and offshore, as a private investor for the past 22 years. We believe that Mr. Singletary’s extensive energy industry background and his experience serving as an executive officer of a public company bring important experience and skill to the Board of Directors.
Bruce W. McCullough is a member of our Board of Directors and since 1986 has served as President and Chief Executive Officer of Huntington Energy Corp., an independent exploration and production company that has been involved in exploration and production activities in the Appalachian basin, East Texas, Mid-Continent and the Gulf Coast. Prior to forming Huntington in 1986, Mr. McCullough held senior management positions with Pool Offshore, a Houston-based oil field service company. He has been a Registered Principal with a FINRA registered brokerage firm that was the underwriter for public and private oil and gas offerings and he continues to be licensed as a Registered Financial Consultant (RFC). We believe that Mr. McCullough’s extensive energy industry background and his experience serving as the chief executive officer of an exploration and production company along with his financial credentials bring important experience and skill to the Board of Directors.
Vote Required; Recommendation of the Board of Directors
Directors are elected by a plurality of the votes cast, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ DIRECTOR NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.
Determination of Independence
A majority of our directors are required to be independent in accordance with NYSE and NASDAQ listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent. A director shall be deemed to have a material relationship with us and shall not be deemed to be an independent director if:

•	the director has been an employee, or an immediate family member of the director has been an executive officer, of us at any time during the past three years;

•
the director has received, or an immediate family member of the director has received, more than $120,000 in any twelve month period in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time during the past three years;

•
the director has been affiliated with or employed by, or an immediate family member of the director has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of us at any time during the past three years;

•
the director has been employed, or an immediate family member of the director has been employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee at any time during the past three years; or

•
the director has been an executive officer or an employee, or an immediate family member of the director has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues, at any time during the past three years.

The Board of Directors has determined that each of Messrs. Anderson, Singletary and McCullough is independent under the NYSE and NASDAQ listing standards. In addition, the audit, compensation and nominating and corporate governance committees are composed entirely of independent directors in accordance with NYSE and NASDAQ listing standards, SEC requirements and other applicable laws, rules and regulations. There are no transactions, relationships or other arrangements between us and our independent directors that need to be considered under the NYSE or NASDAQ listing standards in determining that such directors are independent.
Corporate Governance
During 2012, our Board of Directors held 4 regular and 4 special meetings. The standing committees of our Board of Directors held an aggregate of 11 meetings during this period. Each director attended at least 77% of the aggregate number of meetings of the Board of Directors and the committees on which he served.
As required by the NYSE and NASDAQ corporate governance listing standards, Scott W. Smith, our President and Chief Executive Officer, will timely provide the annual certification to the NYSE or NASDAQ, as applicable, that as of the date of the certification, he is not aware of any violation by Vanguard Natural Resources, LLC of the exchange’s corporate governance standards. Our Chief Executive Officer and Chief Financial Officer have each signed and filed the certifications under Section 302 of the Sarbanes-Oxley Act of 2002 with our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 1, 2013.
We maintain on our website, www.vnrllc.com, copies of the charters of each of the committees of the Board of Directors, as well as copies of our Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Insider Trading Policy and Code of Business Conduct and Ethics. Copies of these documents are also available in print upon request of our Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our directors, officers and employees, including the chief executive officer, chief financial officer and principal accounting officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer on our website.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors has no policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer; Mr. Anderson, one of our independent directors, currently serves as Chairman of the Board of Directors. The Corporate Governance Guidelines adopted by our Board of Directors provide that the independent directors will meet in executive session after each regular meeting of the Board of Directors, or more frequently if necessary. As Chairman of the Board of Directors, Mr. Anderson serves as lead independent director and chairs any non-management executive sessions of the Board of Directors.
The management of enterprise level risk (“ELR”) may be defined as the process of identification, management and monitoring of events that present opportunities and risks with respect to creation of value for our Unitholders. The Board of Directors has delegated to management the primary responsibility for ELR management, while the

Board of Directors has retained responsibility for oversight of management in that regard. Management will offer an enterprise-level risk assessment to the Board of Directors at least once every year.
Committees of the Board of Directors
Audit Committee. As described in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor’s qualifications and independence, and establishes the scope of, and oversees, the annual audit. The committee also approves any other services provided by public accounting firms. The audit committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the Unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial accounting, legal compliance and ethics that management and our Board of Directors established. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our company.
The Board of Directors has determined that the chairman of the audit committee is an “audit committee financial expert” as that term is defined in the applicable rules of the SEC. On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the audit committee with the update effective immediately: Mr. Bruce McCullough as Chairman, and Messrs. Singletary and McGoldrick as members of the audit committee. Prior to November 4, 2011 the following directors held positions with the audit committee: Mr. W. Richard Anderson as Chairman, and Messrs. McCullough and Singletary as members of the audit committee. On April 22, 2013 the nominating and corporate governance committee unanimously approved that Mr. W. Richard Anderson would replace Mr. John McGoldrick on the audit committee effective at the Annual Meeting on June 6, 2013. During 2012, the audit committee held 4 meetings.
The report of our audit committee appears under the heading “Report of the Audit Committee” on page 13.
Compensation Committee. As described in the compensation committee charter, the compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee determines and approves, or makes recommendations to the Board of Directors with respect to, the compensation and benefits of our Board of Directors and executive officers and administers our Long Term Incentive Plan or “LTIP.” The primary purpose of the compensation committee is to assist our Board of Directors in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the compensation committee are (i) to establish our goals, objectives and policies relevant to the compensation of senior management, and evaluate performance in light of those goals to determine compensation levels, (ii) to approve and administer our incentive compensation plans, (iii) to set compensation levels and make awards under incentive compensation plans that are consistent with our compensation principles and the performance of our company and its senior management and employees, and (iv) prepare and review appropriate disclosures relating to compensation.
On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the compensation committee with the update effective immediately: Mr. Singletary as Chairman, and Messrs. Anderson and McCullough as members of the compensation committee. Prior to November 4, 2011 the following directors held positions with the compensation committee: Mr. John McGoldrick as Chairman, and Messrs. McCullough and Singletary as members of the compensation committee. During 2012, the compensation committee held 6 meetings.
The report of our compensation committee appears under the heading “Report of the Compensation Committee” on page 25.
Conflicts Committee. Our Board of Directors has established a conflicts committee to review specific matters that the Board of Directors believes may involve conflicts of interest, including transactions with related persons or with our directors and executive officers. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to the Company. Our limited liability company agreement provides that members of the conflicts committee may not be officers or employees of our company, or directors, officers or employees of any of our affiliates, and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE, NASDAQ and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to our company and approved by all of our Unitholders. However, the Board of Directors is not required by the terms of our limited liability company agreement to submit the resolution of a potential conflict of interest to the conflicts committee, and may itself resolve such conflict of interest if the Board of Directors determines that (i) the terms of the related person transaction are no less favorable to us than those generally being provided to or available from unrelated third parties or (ii) the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved. Any matters approved by the Board of Directors in this manner will be deemed approved by all of our Unitholders.
On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the conflicts committee with the update effective immediately: Mr. Anderson as Chairman, and Messrs. McCullough and McGoldrick as members of the conflicts committee. Prior to November 4, 2011 the following directors held positions with the conflicts committee: Mr. Loren Singletary as Chairman, and Messrs. Anderson and McGoldrick as members of the conflicts committee. During 2012, the conflicts committee held 0 meetings.
Nominating and Corporate Governance Committee. As described in the nominating and governance committee charter, the nominating and governance committee nominates candidates to serve on our Board of Directors. The nominating and governance committee is also responsible for monitoring a process to review director, board and committee effectiveness, developing and implementing our corporate governance guidelines, committee members and committee chairpersons and otherwise taking a leadership role in shaping the corporate governance of our company.
On November 4, 2011 the Board of Directors acknowledged a need to update committee membership and chairs and elected the following directors to serve on the nominating and corporate governance committee with the update effective immediately: Mr. McGoldrick as Chairman, and Messrs. Anderson and Singletary as members of the nominating and corporate governance committee. Prior to November 4, 2011 the following directors held positions with the nominating and corporate governance committee: Mr. Bruce McCullough as Chairman, and Messrs. Anderson and McGoldrick as members of the nominating and corporate governance committee. During 2012, the nominating and corporate governance committee held 1 meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during 2012 all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner, except that (i) each of Messrs. Robert and Smith filed a late Form 4 on January 26, 2012 regarding the acquisition of phantom units they received on January 1, 2012; (ii) Mr. Robert filed a late Form 4 on January 26, 2012 regarding the acquisition of restricted units he received on December 20, 2011; (iii) each of Messrs. McGoldrick, McCullough, Singletary and Anderson filed a late Form 4 on May 4, 2012 regarding the acquisition of restricted units they received on April 17, 2012 ; (iv) Mr. Pence filed a late Form 4 on January 24, 2013 regarding the acquisition of phantom units he received on May 15, 2012 and (v) Mr. Singletary filed a late Form 4 on April 1, 2013 regarding the acquisition of restricted units he received on February 29, 2012.
Nominations for Director
The Board of Directors seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Company. Annually, the nominating and corporate governance committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next Annual Meeting of Unitholders. The Board of Directors has adopted a policy whereby the nominating and corporate governance committee shall consider the recommendations of Unitholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by us for director candidates recommended by the Board of Directors or management.
A Unitholder who wishes to recommend to the nominating and corporate governance committee a nominee for director for the 2014 Annual Meeting of Unitholders should submit the recommendation in writing to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057 so it is received on or before January 22, 2014 but not earlier than December 23, 2013.
Our Corporate Governance Guidelines, a copy of which is maintained on our website, www.vnrllc.com, include the following criteria that are to be considered by the nominating and corporate governance committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•	has the business and/or professional knowledge and experience applicable to us, our business and the goals and perspectives of our Unitholders;

•	is well regarded in the community, with a long-term, good reputation for highest ethical standards;

•	has good common sense and judgment;

•	has a positive record of accomplishment in present and prior positions;

•
contributes to the diversity of background, experience and competencies represented on the Board of Directors in a way that is likely to enhance the Board of Director’s ability to manage and direct the Company;

•	has an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and

•	has the time, energy, interest and willingness to become involved with us and our future.
Unitholder Communications
The Board of Directors has adopted a policy whereby any communications from our Unitholders to the Board of Directors shall be directed to our Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the Board of Directors, and (ii) keep a record of all Unitholder communications that the Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly.
Any Unitholder who wishes to communicate to the Board of Directors may submit such communication in writing to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057.
Compensation and Indemnification of Directors
Information regarding the compensation provided to our non-employee directors is presented in “Director Compensation” beginning on page 32.
Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law and as provided in our limited liability company agreement. We also carry director and officer liability coverage designed to insure our directors and officers, and directors and officers of our subsidiaries, against certain liabilities incurred by them in the performance of their duties. Additionally, in August 2008 we entered into an indemnification agreement with each of our current Board members, a form of which is included as Exhibit 10.32 of our Quarterly Report on Form 10-Q for the six months ended June 30, 2008.

Compensation Committee Interlocks and Insider Participation
Messrs. Singletary, Anderson and McCullough currently serve as members of the compensation committee and each are “independent” directors as defined by the NYSE and NASDAQ listing standards. No member of the compensation committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC other than service on our Board of Directors. None of our executive officers serves as a member of the compensation committee (or in the absence of such committee, the board of directors) of any entity that has one or more of its executive officers serving as a member of our compensation committee.
Related Person Transactions
We have adopted an ethics policy which requires that related party transactions be reviewed to ensure that they are fair and reasonable to us. This requirement is also contained in our limited liability company agreement. Whenever a conflict arises between an affiliate of the Company, on the one hand, and us or any other Unitholder, on the other hand, our Board of Directors will resolve that conflict. We anticipate that our Board of Directors will submit for review and approval by our conflicts committee any material agreement that we enter into with an affiliate of the Company.
Vinland
On April 18, 2007 but effective January 5, 2007, we entered into several agreements with Vinland, including a management services agreement, a participation agreement, gathering and compression agreements, operating agreements and well services agreements, pursuant to which Vinland would operate all of our existing Appalachian wells and coordinate our development drilling program in Appalachia and provide management services to us. The terms of each of these agreements were negotiated between us and Vinland. Because these agreements were negotiated prior to the adoption of the ethics policy discussed above, they were not approved by our conflicts committee as contemplated by that policy. Because of our related party affiliation with Vinland, these agreements, and future agreements with Vinland, may not contain the most competitive terms available to us. In addition, by purchasing common units, Unitholders become bound by the provisions of our limited liability company agreement, including the related party agreements provided for therein, and a Unitholder will be deemed to have consented to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law.
We reimbursed Vinland $60 per well per month (in addition to normal third party operating costs) for operating our natural gas and oil properties in Appalachia under the management services agreement, which costs are reflected in our lease operating expenses. Pursuant to amended agreements effective March 1, 2009 through December 31, 2009, we reimbursed Vinland $95 per well per month and Vinland received a fee based upon the actual costs incurred by Vinland to provide gathering and transportation services plus a $0.05 per Mcf margin. Effective December 31, 2009, the amended agreements terminated and the terms of the original agreements were again in effect. In June 2010, we began discussions with Vinland regarding an amendment to the gathering and compression agreements to go into effect beginning on July 1, 2010. The amended agreements would have provided gathering and compression services based upon actual costs plus a margin of $.055 per mcf. We and Vinland agreed in principle to this change effective July 1, 2010 and we jointly operated on this basis thereafter, however, no formal agreement between us and Vinland was signed. Under the gathering and compression agreements, the transportation fee that we paid to Vinland only encompassed transporting the natural gas to third party pipelines at which point additional transportation fees to natural gas markets would apply. These transportation fees are reflected in our lease operating expenses. For the years ended December 31, 2012, 2011 and 2010, costs incurred under the management services agreement were $0.6 million, $1.9 million and $1.9 million, respectively and costs incurred under the gathering and compression agreements were $0.4 million, $1.8 million and $1.4 million, respectively. A payable of $0.5 million is included in our December 31, 2011 consolidated balance sheet in connection with these agreements and direct expenses incurred by Vinland related to the drilling of new wells and operations of all of our then-existing wells in Appalachia.
On February 21, 2012, we and our wholly-owned subsidiary, Vanguard Natural Gas, LLC, entered into a Unit Exchange Agreement with Majeed S. Nami Personal Endowment Trust and Majeed S. Nami Irrevocable Trust

(collectively, the “Nami Parties”) to transfer our partnership interest in Trust Energy Company, LLC and Ariana Energy, LLC, which entities controlled all of our ownership interests in the oil and natural gas properties in the Appalachian Basin (the “Properties”), in exchange for 1.9 million of our common units valued at the closing price of our common units of $27.62 per unit at March 30, 2012, or $52.5 million, with an effective date of January 1, 2012 (the “Unit Exchange”). After reviewing the reserve report prepared for us by our independent reserve engineers, DeGolyer and MacNaughton, which placed a PV-10 value of $40.9 million on the Properties as of December 31, 2011, we and the Nami Parties agreed to the purchase price after extended negotiations. Such reserve report is filed as Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Nami Parties are controlled by or affiliated with Majeed S. Nami (“Nami”) who was a founding unitholder when the Company went public in October of 2007. We completed this transaction on March 30, 2012 for total non-cash consideration of $51.1 million, after closing adjustments of $1.4 million. Accordingly, we no longer have properties in Appalachia, and the agreements with Vinland are no longer in effect as of such date.
The Board of Directors, consisting of four independent directors and the President and Chief Executive Officer of the Company, reviewed and considered the terms of the Unit Exchange. The Board of Directors unanimously approved the Unit Exchange after a determination that the terms were fair and reasonable to the Company.
Indemnity Agreement
In connection with the separation of our operating company and Vinland (the “Restructuring Plan”), we entered into an indemnity agreement with Nami Resources, LLC and Vinland wherein Nami Resources, LLC and Vinland agreed to indemnify one of our subsidiaries, Trust Energy Company, LLC, for all liabilities, judgments and damages that may arise in connection with certain litigation that Nami Resources, LLC is a party to, Asher Land and Mineral, Ltd. V. Nami Resources Company, LLC, Bell Circuit Court, Civil Action No. 06-CI-00566. On September 11, 2007, the indemnity agreement was amended to add us and Vanguard Natural Gas, LLC as parties to the agreement. In addition, Nami Resources, LLC and Vinland agreed to provide for the defense of any such claims against us. The indemnities agreed to by Nami Resources, LLC and Vinland in this agreement will remain in place until the resolution of the Asher litigation. We owned a contract right from Vinland through a revenue payment agreement to receive approximately 99% of the net proceeds, after deducting royalties paid to other parties, severance taxes, third-party transportation costs, costs incurred in the operation of wells and overhead costs, from the sale of production from certain producing oil and gas wells located within the Asher lease.
Omnibus Agreement
Upon the closing of our initial public offering, we entered into an omnibus agreement with Nami, the sole owner of Vinland. Under the omnibus agreement, Nami agreed to indemnify us after the closing of the initial public offering against certain liabilities. The terms on some of the indemnification obligations have expired. The only indemnification obligations still outstanding are related to, until 60 days after the applicable statute of limitations, any of our income tax liabilities, or any income tax liability attributable to the operation of our properties or those of any of our subsidiaries, including taxes resulting from the consummation of our formation or the Restructuring Plan, in each case relating to periods prior to and including the closing of our private equity offering in April 2007.
Report of the Audit Committee
The role of the audit committee of the Board of Directors is to assist the Board of Directors in its oversight of Vanguard’s responsibility relating to: (i) the integrity of Vanguard’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Vanguard’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was created by Vanguard’s Board of Directors in October 2007 and amended and restated in January 2009, a copy of which is available on Vanguard’s website at www.vnrllc.com. Vanguard’s management is responsible for the preparation, presentation and integrity of Vanguard’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Vanguard’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the audit committee to discuss any matters they deem appropriate.
In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, Independence Discussions with Audit Committees, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Vanguard is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Vanguard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission.
Bruce W. McCullough, Chairman
John McGoldrick
Loren Singletary
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

5    EXECUTIVE OFFICERS
Certain information concerning Vanguard Natural Resources, LLC’s executive officers as of the date of this Proxy Statement is set forth below.

Name	Age	Position with Our Company
Scott W. Smith	55	President, Chief Executive Officer and Director
Richard A. Robert	47	Executive Vice President, Chief Financial Officer and Secretary
Britt Pence	52	Senior Vice President of Operations
Scott W. Smith is our President, Chief Executive Officer and Director and has served as President and Chief Executive Officer since October 2006 and as Director since March 2008. Prior to joining us, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE: NGT). He has over 30 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE: WZR) until its sale to Forest Oil Corporation (NYSE: FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Royalty Trust (NYSE: BRU), which was subsequently sold to Dominion Resources, Inc.
Richard A. Robert is our Executive Vice President, Chief Financial Officer and Secretary and has served in such capacities since January of 2007. Prior to joining us, Mr. Robert was involved in a number of entrepreneurial ventures and provided financial and strategic planning services to a variety of energy-related companies since 2003. He was Vice President of Finance for Enbridge US, Inc., a subsidiary of Enbridge Inc. (NYSE: ENB), a natural gas and oil pipeline company, after its acquisition of Midcoast Energy Resources, Inc. in 2001 where Mr. Robert was Chief Financial Officer and Treasurer. He held these positions from 1996 through 2002 and was responsible for acquisition and divestiture analysis, capital formation, taxation and strategic planning, accounting and risk management, and investor relations. Mr. Robert is a certified public accountant.
Britt Pence is our Senior Vice President of Operations and has served in such capacity since June of 2010. Prior to this promotion, Mr. Pence was our Vice President of Engineering since joining the Company in May of 2007. Prior to joining us, since 1997, Mr. Pence was an Area Manager with Anadarko Petroleum Corporation (NYSE: APC) supervising evaluation and exploitation projects in coalbed methane fields in Wyoming and conventional fields in East Texas and the Gulf of Mexico. Prior to joining Anadarko, Mr. Pence served as a reservoir engineer with Greenhill Petroleum Company from 1991 to 1997 with responsibility for properties in the Permian Basin, South Louisiana and the Gulf of Mexico. From 1983 to 1991, Mr. Pence served as reservoir engineer with Mobil with responsibility for properties in the Permian Basin.
6    EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis provides information about our compensation objectives and policies for our executive officers, including the named executive officers. The named executive officers and the individuals included in our Summary Compensation Table below are:

•	Scott Smith, our President and Chief Executive Officer;

•	Richard Robert, our Executive Vice President, Chief Financial Officer and Secretary; and

•	Britt Pence, our Senior Vice President of Operations.
Objectives and Summary of Our Executive Compensation Program
The compensation committee of our Board of Directors administers our executive compensation plans and agreements and makes compensation-related decisions regarding our executive officers, including the named executive officers. Our primary goal with respect to executive compensation has been to attract and retain the most talented and dedicated executives possible. Through our current employment agreements with our named executive officers (effective January 1, 2010, for Messrs. Smith and Robert, and effective May 15, 2010, for Mr. Pence), we have linked annual cash incentives to the achievement of specified performance objectives in an effort to align executives’ incentives with the creation of Unitholder value, as measured by our ability to (a) generate stable cash flows allowing us to make monthly cash distributions to our Unitholders and over time to increase our monthly cash distributions and (b) increase the market value of our units. We also align executives’ interests with the interests of our Unitholders through our use of long-term equity incentive awards under our Long-Term Incentive Plan (“LTIP”). Please refer to “Elements of Compensation” and “2012 Executive Compensation Components” for additional information regarding our annual cash incentive and long-term equity incentive programs.
In 2011, we held our first Unitholder advisory vote on the compensation paid to our named executive officers for 2010, which resulted in over 78% of the votes cast approving such compensation. As recommended by our Board of Directors, a majority of Unitholders expressed their preference for an advisory vote on executive compensation occurring every three years, and we have implemented that recommendation. The next advisory vote on the compensation paid to our named executive officers will occur at our Annual Meeting of Unitholders held in 2014. In evaluating our executive compensation program for 2012 and to date in 2013, our compensation committee considered the results of the 2011 advisory vote on executive compensation and the support expressed by Unitholders, in addition to many other factors discussed in this compensation discussion and analysis, including our compensation committee’s assessment of interaction of our compensation programs with our business objectives, evaluations of our programs by compensation consultant Longnecker & Associates (“Longnecker”), and review of Peer Group (as defined on the proceeding page) data. While each of these factors bore on our compensation committee’s decisions regarding our named executive officers’ compensation, our compensation committee did not make any changes to our executive compensation program or policies as a result of the 2011 “say on pay” advisory vote and, given the support Unitholders expressed for our compensation programs, generally elected to apply the same principles in determining the types and amounts of compensation to be paid to our named executive officers for 2012 and to date in 2013. The compensation committee intends to monitor the results of future “say on pay” advisory votes when evaluating the effectiveness of our executive compensation policies and practices, particularly in the event of a negative vote or significant changes in the percentage of favorable votes with regard to any such proposal.
The Compensation-Setting Process
Compensation Committee Meetings. Our compensation committee meets annually in the fourth quarter and in the first quarter of the following fiscal year and also holds additional meetings as required to carry out its duties. The chairman of the compensation committee works with our Chief Executive Officer to establish each meeting agenda.
The compensation committee has established an annual process for determining executive compensation. At the compensation committee’s annual fourth quarter meeting, a determination is made of base salaries for the succeeding calendar year. At each following regular first quarter meeting, the compensation committee considers equity awards, either in the form of restricted unit grants, phantom unit grants, unit option awards or any combination thereof under the LTIP, for the previous year.
The compensation committee typically meets at least once per year in the presence of our Chief Executive Officer and our Chief Financial Officer. Depending upon the agenda for a particular meeting, the compensation committee may also invite other directors to participate in compensation committee meetings. The compensation committee also meets in executive session without management. The chairman of the compensation committee works with our Chief Executive Officer and with Longnecker to assemble meeting materials, which are distributed to compensation committee members for review in advance of each meeting.
Role of Executive Officers. Except with respect to his own compensation, our Chief Executive Officer, with advice from our other executive officers as appropriate, plays a significant role in the compensation committee’s establishment of compensation levels for our executive officers. The most significant aspects of his role in the process are:

•	evaluating performance of the other named executive officers; and

•	recommending base salary levels and LTIP awards.
With respect to compensation for all other named executive officers, the compensation committee meets with our Chief Executive Officer outside the presence of all our other executive officers. The compensation committee meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.
Role of Compensation Consultant. The compensation committee has chosen to employ Longnecker as its compensation consultant since 2008. There have been no conflicts of interest identified with utilizing Longnecker as the Company’s compensation consultant. Longnecker conducts an annual competitive market analysis of our named executive officers’ total compensation packages, and provides an independent, third-party executive compensation review concluding with analyses and recommendations for our existing compensation programs. The compensation committee instructs Longnecker to assess the competitiveness of our current compensation programs compared to peer companies within the energy industry with annual revenue levels and market capitalization similar to ours. Longnecker conducts its review by gathering compensation data from peer company proxy statements as well as public and private salary surveys. The peer companies (the “Peer Group”) chosen by Longnecker for its March 2012 analysis were:

•	Berry Petroleum Corporation

•	Bill Barrett Corporation

•	Breitburn Energy Partners L.P.

•	Carrizo Oil & Gas, Inc.

•	Eagle Rock Energy Partners, L.P.

•	Forest Oil Corporation

•	Laredo Petroleum Holdings, Inc.

•	Legacy Reserves, LP

•	Linn Energy, LLC

•	Petroleum Development Corporation

•	Rosetta Resources, Inc.

•	Swift Energy Corporation
Based on the analysis provided by Longnecker, our compensation committee evaluates individual executive performance with a goal of setting compensation levels over time it believes are up to the 75th percentile of executives in other companies of similar size and stage of development engaged in the acquisition and development of mature, long-lived natural gas and oil properties, while also considering our relative performance and our own strategic goals.

Elements of Compensation
We have determined that our executives’ compensation should consist of the following elements:
Base Salary. We provide our named executive officers and other employees with a base salary to provide them with a reasonable base level of monthly income relative to their role and responsibilities they perform during the fiscal year. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of our executives are based on the compensation committee’s assessment of the individual’s performance. During its review of base salaries for executives, the compensation committee will primarily consider:

•	market data to be provided by outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.
Following Longnecker’s assistance in gathering information on comparable companies for these purposes, the compensation committee uses the Peer Group for base salary comparisons.
Annual Cash Incentive Compensation. Annual cash incentive compensation is intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. Our annual cash incentive compensation program links annual cash incentives with the achievement of specified performance objectives in an effort to align executives’ incentives with creation of Unitholder value. Currently, a portion of the annual cash incentive award for each named executive officer is tied to specified company performance objectives and a portion of the annual cash incentive award is discretionary and tied to individual performance. Individual performance objectives may vary depending on the individual executive, but relate generally to strategic factors such as expansion of our operations and to financial factors such as improving our results of operations and increasing our monthly cash distributions. The actual amount of incentive compensation for each year is determined following a review of company performance and each executive’s individual performance and contribution to our strategic goals conducted during the first quarter of the following year.
LTIP Awards. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of unit-based awards. We adopted the LTIP prior to the consummation of our initial public offering. Our LTIP was adopted to incentivize and reward employees, consultants, directors and employees who perform services for us. The LTIP does not provide for formulaic or automatic grants of any awards. It is a traditional omnibus plan, i.e., one that permits the grant of various types of awards (units, options, appreciation rights, restricted units and phantom units) as determined by our compensation committee, in its sole discretion. Additional information regarding the types of awards that may be granted under the LTIP is set forth below under “Proposal No. 3: Approval of the Second Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan—Summary Description of the Plan.”
The compensation committee has the authority under the LTIP to award incentive compensation to our executive officers in such amounts and on such terms as the compensation committee determines in its sole discretion. The compensation committee considers data provided by Longnecker in determining which individuals who perform services (directly or indirectly) for our benefit will receive awards, the type of award or awards, the amount and the performance and vesting terms of such awards. Through the year ended December 31, 2012, only unit options, restricted units and phantom units have been granted under the LTIP.
Outstanding restricted unit and phantom unit grants under the LTIP are eligible to receive cash distributions paid on certain of the units awarded. These cash distributions may be paid currently to the award holders at the same time distributions are paid to Unitholders generally. Alternatively, participants may elect to defer all or any portion of the distributions with respect to certain awards.

Other Compensation. Each named executive officer is eligible to participate in all benefit plans and programs that are or in the future may be available to our other executive employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. The compensation committee in its discretion may revise, amend or add to an officer’s executive benefits and perquisites as it deems advisable. We believe that these benefits and perquisites are typically provided to senior executives of comparable companies in our industry.
Perquisites
We believe in a simple, straight-forward compensation program and as such, named executive officers are not provided unique perquisites or other personal benefits. The compensation committee periodically reviews the use of potential perquisites that could result in personal benefits to our named executive officers. Consistent with the compensation committee’s strategy, no perquisites or other personal benefits exceed or are expected to exceed $10,000 annually for any of our named executive officers.
Retirement Savings Plan
All employees, including our named executive officers, may participate in our Retirement Savings Plan, or 401(k) Plan. We provide this plan to help our employees save for retirement in a tax-efficient manner. Each employee may currently make pre-tax contributions of up to $17,000 (for 2012) of their base salary if they are under 50 years old and $22,500 (for 2012) of their base salary if they are over 50 years old. We make “safe harbor” matching contributions to the 401(k) Plan equaling up to 6% of compensation (subject to certain adjustments) for each eligible employee, including the named executive officers (up to a maximum amount of $15,000 for 2012). All contributions are fully vested. All amounts that we contributed to the 401(k) Plan for 2012 on behalf of our named executive officers are disclosed in the “Summary Compensation Table.”
Nondiscriminatory Health and Welfare Benefits
All eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.
Employment Agreements
Certain terms of our named executive officer’s compensation are governed by employment agreements. We believe that these employment agreements assist us in attracting and retaining talented and dedicated executives by clearly setting forth the terms of employment and providing certainty to both parties. We maintain employment agreements with our named executive officers to ensure they will perform their roles for an extended period of time.
We entered into amended employment agreements with Messrs. Smith and Robert on February 8, 2010, which were effective January 1, 2010, and into a new employment agreement with Mr. Pence on June 18, 2010, which was effective May 15, 2010, in each case, after considering current market conditions, the executives’ current level of compensation, the recommendations of our Chief Executive Officer (with respect to the compensation of Mr. Robert and Mr. Pence) and the recommendations for executive compensation as contained in Longnecker’s executive compensation review from October 2009.
In addition to establishing minimum base salaries, establishing bonus opportunities (as described above), and awarding initial grants of restricted units for each of the named executive officers, the employment agreements also provide the named executive officers with an annual grant of phantom units pursuant to the LTIP in the following amounts: (a) Messrs. Smith and Robert – 15,000 phantom units each (these awards are designed to be appreciation vehicles that act as unit appreciation rights, rather than full value awards), and (b) Mr. Pence – 12,500 phantom units. These equity grants are intended to reward these individuals for their service with our company and to align the interest of management with those of our Unitholders. Our executive officers’ employment agreements also provide the executives with certain other benefits, including reimbursement of business and entertainment expenses.
The initial term of the employment agreements ended on January 1, 2013 for Messrs. Smith and Robert and will end on May 15, 2013 for Mr. Pence. The employment agreement for Mr. Pence has been automatically renewed and extended for an additional one-year period (through May 15, 2014). The employment agreements for Messrs. Smith and Robert were not renewed in their current form and are currently being renegotiated.
2012 Executive Compensation Components
For the year ended December 31, 2012, the principal components of compensation for our named executive officers were:

•	Short-term compensation:

•	base salary;

•	annual incentive compensation awards; and

•	distributions on restricted units and phantom unit awards.

•	Long-term equity compensation:

•	awards of phantom units (both full value awards and appreciation vehicles that act as unit appreciation rights).

•	Retirement and other benefits.
Our compensation committee believes that a large amount of “at-risk” compensation is appropriate to retain and motivate our named executive officers in providing future services to us. In addition, our compensation committee seeks to provide a mix of compensation elements that is similar to the mix of compensation elements provided by other companies within our Peer Group.
Base Salary
The Longnecker executive compensation review conducted in March 2012 revealed that in comparison to Chief Executive Officer and Chief Financial Officer base salaries at our Peer Group companies, our named executive officers were receiving a base salary that was, on average, approximately 74% of the base salaries of comparable executive officers at companies in the 75th percentile of our Peer Group and 87% of companies in the 50th percentile of our Peer Group. As a result of this review and the individual contributions and responsibilities of our named executive officers during the year, the compensation committee determined that it was appropriate to increase the base salaries of our named executive officers for 2012. The table below reflects the base salary rates for our named executive officers for 2012:

Named Executive Officer	Base Salary as of January 1, 2012	Base Salary as of May 1, 2012
Scott W. Smith	$400,000	$510,000
Richard A. Robert	$335,000	$400,000
Britt Pence	$310,000	$350,000

Annual Cash Incentive Compensation
The annual cash incentive awards for our named executive officers for 2012 were based on the annual cash incentive compensation program established by our Board of Directors. Potential annual cash incentive awards are comprised of three parts: (i) absolute target distribution growth (“ATDG”), (ii) relative unit performance versus a peer group established by the Compensation Committee (“RUP”), and (iii) individual performance, determined in the discretion of the Board of Directors. The annual cash incentive awards do not require a minimum payout, but the maximum payout may not exceed two times an executive officer’s base salary.

Specifically, the ATDG component is calculated for each calendar year and is a function of our total distribution paid per unit on the last day of each applicable calendar year, with a target growth for each calendar year of 5%. ATDG for the fiscal year ended December 31, 2012 was based on a targeted growth rate of 5% from the distribution rate of $2.31 annualized for the fiscal year ended December 31, 2011. The targets were as follows for this component of the bonus: (1) a bonus equal to 75% of base salary for distribution growth of approximately 4%; (2) a bonus equal to 100% of base salary for distribution growth of approximately 5%; (3) a bonus equal to 125% for distribution growth of approximately 7%; (4) a bonus equal to 150% of base salary for growth of approximately 9% and (5) a bonus equal to 200% of base salary for distribution growth of approximately 10% or more. Since ATDG makes up one-third of the bonus formula, achieving the applicable ATDG goal actually results in the executive receiving 1/3 of the targeted bonus amount. For example, if an executive’s base salary is $100,000 and distribution growth is ten percent entitling executive to 200% of base salary, the executive’s award related to reaching this criteria is $66,666.66 or 1/3 of 200% of base salary.
RUP is calculated by comparing the rolling average three year common unit price percentage increase for a peer group established by our Compensation Committee to our rolling three year common unit price percentage increase. For example, if our unit price increased by 5% for the three year rolling average and the peer group’s unit price also increased by 5% for the same three year rolling average then the RUP would be 100% . For this component of the bonus, the targets were:
(1) 0% of base salary for RUP less than 75%;
(2) 75% of base salary for RUP between 75% and 99%;
(3) 100% of base salary for RUP between 100% and 124%;
(4) 125% of base salary for RUP between 125% and 149%;
(5) 150% of base salary for RUP between 150% and 174%; and
(6) 200% of base salary for RUP of 175% and greater.
Since RUP makes up one-third of the bonus formula, achieving the applicable RUP goal actually results in the executive receiving 1/3 of the targeted bonus amount. For example if an executive’s base salary is $100,000 and RUP is 200% entitling executive to 200% of base salary, the executive’s award related to reaching this criteria is $66,666.66 or 1/3 of 200% of base salary.
The third component, individual performance, is determined at the sole discretion of our Board of Directors and is based upon such targets, performance measures relative to the company and/or the particular executive, time frame and any other item that our Board of Directors determines is appropriate. The inherently discretionary aspect of this portion of our annual incentive bonus program does not provide for payment upon the achievement of objective goals that were communicated to management. Instead, this portion of the bonus is related to individual performance and is intended to provide our compensation committee with the ability to reward management employees for superior performance, where appropriate, determined without regard to the achievement of the financial metrics described above.
For 2012, the general categories of performance that were identified and assessed by the compensation committee with respect to the performance of each of our named executive officers were (a) interpersonal effectiveness, (b) business conduct, (c) professional and technical competency, (d) leadership, and (e) safety. While achievement in these areas of performance was communicated to our named executive officers and considered by management in making recommendations to the compensation committee regarding this aspect of the annual incentive bonuses, these performance goals were not specifically considered by the compensation committee in its inherently discretionary year-end review of our officers’ individual performance. Instead, the compensation committee considered the totality of the circumstances, including not only management’s assessment with respect to these specific areas but also, among other things, our completion of various acquisitions to grow the size of the Company and its operations. Such acquisitions presented challenges for the named executive officers including financing the transactions, integrating the combined companies and managing and developing an even larger portfolio of oil and gas properties.
For 2012, our achievement with respect to the specified company performance goals and the amounts awarded to the named executive officers for each of the three components of the annual cash incentive bonus are reflected in the table below:

Named Executive Officer	ATDG Bonus Component			RUP Bonus Component			Individual Performance Bonus Component		Total Bonus Amount (2)
	Performance Achieved	Bonus Multiplier (1)	Bonus Amount	Performance Achieved	Bonus Multiplier (1)	Bonus Amount	Bonus Multiplier (1)	Bonus Amount
Scott W. Smith	5.2% growth	100%	$169,983	95%	75%	$127,487	200%	$340,068	$637,538
Richard A. Robert	5.2% growth	100%	$133,320	95%	75%	$99,990	200%	$266,720	$500,030
Britt Pence	5.2% growth	100%	$116,655	95%	75%	$87,491	200%	$233,380	$437,526

(1) For each component, the “Bonus Multiplier” equals the percentage of base salary earned with respect to such component in accordance with the descriptions in the narrative above, multiplied by 1/3.
(2) 75% of the 2012 bonus award target was paid out on December 31, 2012 and the remainder 2012 bonus award was paid out on March 29, 2013.
Cash Distributions on Unvested Restricted Unit Awards and Payments on Phantom Unit Awards
Participants, including our named executive officers, who hold outstanding restricted unit grants or phantom unit grants (including phantom units that are designed as appreciation vehicles and act as unit appreciation rights) receive current distributions paid on the units awarded, with the units being retained in our custody and subject to restrictions on sale or transfer until the restrictions lapse (in the case of restricted units) or the awards are settled (in the case of phantom units). Alternatively, with respect to certain phantom unit awards, participants may elect to defer all or any portion of these distributions until payment of the underlying award. Each of our named executive officers received the following distributions on their unvested restricted units and their phantom unit awards during 2012:

Name	2012 Distributions on Unvested Restricted Units	2012 Payment on Phantom Units
Scott W. Smith	$65,788	$310,438 (1)
Richard A. Robert	$130,350	$174,650
Britt Pence	$58,900	$30,388 (2)

(1)
Mr. Smith elected to defer cash distributions with respect to certain awards of his phantom units until payment of the underlying award. However, on December 26, 2012, the Board of Directors approved payment on all of Mr. Smith’s previously deferred distributions totaling $216,938 representing $105,225, $72,975 and $38,738 in grant deferrals for 2010, 2011 and 2012 respectively.

(2)	Mr. Pence elected to defer cash distributions with respect to certain of his phantom units until payment of the underlying award.

Long-Term Incentive Compensation
In keeping with our philosophy that compensation should incentivize executives and create long-term value for our Unitholders, we currently provide the majority of our named executive officer’s compensation in the form of long-term incentive compensation. We typically grant long-term equity awards under the LTIP to our named executive officers each year. The Longnecker executive compensation report conducted in March 2012 showed that, on average, the long-term compensation of our executive officers for 2012 was 34% of the 75th percentile of our Peer Group and 52% of the 50th percentile of our Peer Group. During 2012, we granted awards of phantom units, including phantom units designed to be appreciation vehicles that act as unit appreciation rights) to our named executive officers.
On January 1, 2012, we awarded our named executive officers their annual phantom unit grants pursuant to the terms of their respective employment agreements. The annual LTIP grants under the employment agreements are intended to reward these individuals for their service with us and to align the interest of management with those of our Unitholders.
On January 1, 2012, Messrs. Smith and Robert each received, pursuant to the terms of their employment agreements, 15,000 phantom units that are designed as appreciation vehicles that act as unit appreciation rights. Specifically, these awards entitle Messrs. Smith and Robert to receive a cash payment equal to the excess, if any, of (a) the fair market value of a unit on the applicable determination date, over (b) the fair market value of a unit on the date of grant. The officers are also entitled to receive distributions with respect to the underlying units, which are payable either at the same time that distributions are paid to Unitholders generally or, at the election of the officer, at the time the underlying award is paid. These awards vest in full on January 1, 2015, subject to the officer’s continued employment. The awards will be paid, in a single lump sum cash payment, on the earlier to occur of (i) the officer’s separation from service (in which case payment will be made six months following the officer’s separation from service date), or (ii) a change in control (in which case payment will be made no later than 90 days following the change in control).
On May 15, 2012, Mr. Pence received 12,500 phantom units pursuant to his employment agreement. The phantom units awarded to Mr. Pence are full value awards that entitled Mr. Pence to receive with respect to each phantom unit, following vesting and at the payment time specified, a fully vested common unit. Mr. Pence is also entitled to receive distributions with respect to the underlying units, which are payable either at the same time that distributions are paid to Unitholders generally or, at Mr. Pence’s election, at the time the underlying award is paid. If Mr. Pence chooses to defer payment of the distributions, the amount of distributions accumulated on the payment date of the award will be multiplied by 1.25. These phantom units vest in full on May 15, 2015. The awards will be paid on the earlier to occur of (i) the officer’s separation from service (in which case payment will be made six months following the officer’s separation from service date), or (ii) a change in control (in which case payment will be made no later than 60 days following the change in control).
In addition to the annual awards provided for in the named executive officers’ employment agreements, the compensation committee granted additional phantom unit awards to the named executive officers in August 2012. These additional phantom unit awards were made to reward the named executive officers for their performance as well as to align the executives with their peer group in long term incentive compensation. Specifically, the compensation committee awarded (a) 200,000 phantom units to Mr. Smith, (b) 125,000 phantom units to Mr. Robert, and (c) 65,000 phantom units to Mr. Pence. These phantom unit awards are full value awards that entitle each named executive officer to receive, with respect to each phantom unit, a fully vested common unit or the cash equivalent thereof within 60 days following the applicable vesting date. These phantom unit awards are subject to vesting in five equal annual installments, with the first vesting date being May 18, 2013. The officers are entitled to receive distributions with respect to the underlying units. These distribution rights vest in three equal annual installments beginning on August 1, 2012, with the officers receiving payment with respect to vested distributions at the time distributions are paid to Unitholders generally.
Termination Arrangements and Change in Control Provisions
The employment agreements with our named executive officers provide for compensation to be paid under certain conditions, such as following a change in control, termination by us “without cause,” or death or disability, each as defined in the applicable agreement. In addition, the vesting of outstanding restricted unit and phantom unit awards granted under our LTIP may be accelerated, and payments of certain previously-vested phantom units may be triggered, in the event the certain occurrences, such as a change in control or specified terminations of employment. These provisions are designed to meet the following objectives:

•
Change in Control. In certain scenarios, the potential for merger or being acquired may be in the best interests of our Unitholders. As a result, we provide compensation to certain executives following a change in control transaction to promote the ability of the officer to act in the best interests of our Unitholders. In the event such a change in control payment creates an excise tax for any of the named executive officers pursuant to section 4999 of the Internal Revenue Code (the “Code”), the executives will receive a gross-up payment in an amount necessary to cover the additional excise taxes, though such a gross-up will not apply to any Federal, state or local taxes that were imposed upon the change in control payment that originally gave rise to the excise taxes.

•
Termination Without Cause. If we terminate the employment of certain executive officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Potential Payments upon Termination or Change in Control” below. Both parties have mutually agreed to severance terms that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of us and our Unitholders.

Risk Considerations in our Overall Compensation Program
We believe that our compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. Our performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to our long-term performance, we mitigate any short-term risk that could be detrimental to our long-term best interests and the creation of unitholder value. Our equity-based performance awards are subject to multi-year vesting periods and derive their value from our total performance, which we believe further encourages decision-making that is in the long-term best interests of us and our unitholders. We believe that in the aggregate, our compensation program discourages any risk-taking that could be detrimental to the long-term interests of our company, our performance, or our unit price. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.
Tax and Accounting Implications
Accounting for Unit-Based Compensation
We account for unit-based payments for all awards under our LTIP in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The compensation committee reviews the FASB ASC Topic 718 grant date value in connection with granting equity awards.
Tax Considerations of Executive Compensation
Section 162(m) of the Code and the regulations that accompany it provide that the deductibility of compensation paid to certain executive officers may be limited in certain circumstances. As a limited liability company, we are not subject to Section 162(m).
Section 409A of the Code governs the payment of deferred compensation. Failure to comply with the requirements of Section 409A of the Code can result in an additional 20% excise tax on noncompliant payments to executives, and we have taken precautions to design both our executive employment agreements and the LTIP to comply with the payment restrictions of Section 409A of the Code or the regulations thereunder.
Compensation-Related Governance Practices
Unit Ownership Guidelines

We believe that broad-based unit ownership by our employees, including our named executive officers, is the most effective method to deliver superior Unitholder returns by increasing the alignment between the interests of our employees and our Unitholders. We do not, however, have a formal requirement for unit ownership by any group of employees or directors.
Clawback Policy
To date, we have not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, the compensation committee recognizes the practical, administrative and other implications of implementing and enforcing a clawback policy and intends to adopt such a policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once additional guidance is promulgated by the SEC.
Securities Trading Policy
All of our officers, employees and directors are subject to our Insider Trading Policy, which, among other things, prohibits officers, employees and directors from engaging in certain short-term or speculative transactions involving our securities.
Report of the Compensation Committee
The compensation committee has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the compensation discussion and analysis be included in this Proxy Statement.
Loren Singletary, Chairman
Bruce W. McCullough
Richard Anderson
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.
2012 Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Unit Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation(6)	Total
Scott W. Smith	2012	$473,332	$340,068	$5,776,000	$414,450	$297,470	$15,000	$7,316,320
President, Chief
Executive	2011	$365,000	$566,666	$690,250	$52,632	—	$9,800	$1,684,438
Officer and
Director	2010	$295,000	$540,833	$331,050	—	—	$9,800	$1,176,683
Richard A. Robert
Executive Vice	2012	$378,333	$266,720	$3,610,000	$414,450	$233,310	$15,000	$4,917,813
President, Chief
Financial	2011	$315,000	$474,583	$1,334,000	$52,632	—	$9,800	$2,186,015
Officer and
Secretary	2010	$275,000	$504,166	$331,050	—	—	$9,800	$1,120,016
Britt Pence
Vice President	2012	$336,666	$233,380	$2,200,200	—	$204,146	$15,000	$2,989,392
of Operations
	2011	$293,333	$439,166	$345,125	$78,461	—	$9,800	$1,165,885

	2010	$242,500	$476,666	$413,830	—	—	$8,358	$1,141,354

(1)
Effective May 1, 2012, Mr. Smith’s annual salary increased from $400,000 to $510,000, Mr. Robert’s annual salary increased from $335,000 to $400,000 and Mr. Pence’s annual salary increased from $310,000 to $350,000.

(2)
Represents amounts paid for 2012 pursuant to our annual cash incentive program with respect to the individual performance component determined at the sole discretion of our Board of Directors. Other payments made pursuant to the annual cash incentive program with respect to the ATDG and RUP components are included in the “Non-Equity Incentive Plan Compensation” column.

(3)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of full-value phantom unit awards granted in 2012 pursuant to the LTIP. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(4)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of phantom unit awards granted in 2012 that are designed as appreciation vehicles and act as unit appreciation rights. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(5) Represents amounts paid for 2012 pursuant to our annual cash incentive program with respect to the ATDG and RUP components. Other payments made pursuant to the annual cash incentive program with respect to the individual performance component determined at the sole discretion of our Board of Directors are included in the “Bonus” column.
(6) Amount shown for each named executive officer is the amount received in the form of matching contributions to our 401(k) Plan.

Grants of Plan Based Awards
The following table sets forth the phantom unit awards (including certain unit appreciation type awards) we have made under our LTIP and the non-equity incentive plan awards granted to the named executive officers for the year ended December 31, 2012.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			All Other Unit Awards; Number of Units (#)(2)	All Other Option Awards (3)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Unit Awards and Option Awards ($) (5)
		Threshold	Target	Maximum
Scott W. Smith	1/1/2012				—	15,000	$27.63	$414,450
	8/1/2012				200,000		$28.88	$5,776,000
	Annual Bonus	--	$339,966	$679,932
Richard A. Robert	1/1/2012				—	15,000	$27.63	$414,450
	8/1/2012				125,000		$28.88	$3,610,000
	Annual Bonus	--	$266,640	$533,280
Britt Pence	8/1/2012				65,000		$28.88	$1,877,200
	5/15/2012				12,500		$25.84	$323,000
	Annual Bonus	--	$233,310	$466,620

(1)
Represents the potential payouts with respect to the ATDG and RUP components of the 2012 awards granted under our annual incentive cash compensation program. These awards were subject to achieving certain performance targets, as described in greater detail under “2012 Executive Compensation Components—Annual Cash Incentive Compensation.” The amounts actually paid with respect to these components are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Amounts reported in the table above do not include amounts potentially payable with respect to the individual performance portion of the annual cash incentive awards that is determined in the sole discretion of the Board of Directors. The amounts actually paid with respect to the individual performance portion of the awards are reported in the “Bonus” column of the Summary Compensation Table.

(2) All of the phantom unit awards granted on August 1, 2012, as well as the phantom unit award granted to Mr. Pence on May 15, 2012, are full-value phantom unit awards.

(3)
These awards are styled as phantom unit awards but are designed to be appreciation vehicles that act as unit appreciation rights, rather than full-value awards. The awards work similarly to an option but are not option awards in the traditional sense. They have been disclosed in this column to most closely reflect the requirements of the SEC’s disclosure rules. The awards do not have an “exercise” price like a traditional option award, but the value for the awards will be based upon the appreciation in the value of our common units from the date of grant until the applicable determination date.

(4)	We consider the “base” price of the unit awards described in Note 2 and 3 to this table to be the closing sales price of our common units on the last trading day preceding the date of grant.

(5)
Represents the grant date fair value of the awards made to the named executive officers in fiscal year 2012 in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting or payment of the awards may or may not be equal to the FASB ASC Topic 718 determined value.

Outstanding Equity Awards at December 31, 2012
The following table provides the number and value of outstanding restricted unit and phantom unit awards held by our named executive officers as of December 31, 2012, including awards that were granted prior to 2012.

	Option Awards				Unit Awards
Name	Units Underlying Unexercised Exercisable Options (#)	Units Underlying Unexercised Unexercisable Options (1)	Option Exercise Price ($)	Option Expiration Date	Number of Unvested Units (2)	Market Value of Unvested Units ($)(3)
Scott W. Smith	—	15,000	$22.07	n/a	221,667	$5,763,342
	— —	15,000 15,000	$ 29.65 $ 27.63	n/a n/a
Richard A. Robert					165,417	$4,300,842
	—	15,000	$22.07	n/a
	— —	15,000 15,000	$ 29.65 $ 27.63	n/a n/a
Britt Pence					121,500	$3,159,000

(1)
As noted above, the 15,000 phantom units that Messrs. Smith and Robert received annually on January 1, 2010, 2011, and 2012 are designed to be an appreciation vehicle that acts similarly to a unit appreciation right award. The exercise price shown for these awards reflects the closing sales price of our common units on December 31, 2009, December 31, 2010, and December 30, 2011, respectively, which dates are the last trading dates immediately preceding the grant dates. The 2010 awards vested in full on January 1, 2013, the 2011 awards will vest in full on January 1, 2014, and the 2012 awards will vest in full on January 1, 2015.

(2)
Each of Messrs. Smith, Robert, and Pence’s outstanding restricted units vest in equal one-third installments on each annual anniversary of the grant date, except for the 25,000 restricted units granted to Mr. Robert on December 20, 2011, which vest in equal one-fourth installments on each annual anniversary of the grant date. The full-value phantom unit awards that were granted on August 1, 2012 to each of Messrs. Smith, Robert and Pence vest in equal one-fifth installments annually beginning May 18, 2013 and each anniversary thereof. The full-value phantom units granted annually to Mr. Pence vest in full on the third anniversary of the date of grant. The following table reflects the number of unvested unit awards for each named executive officer as of December 31, 2012:

Name	Grant Date	Type of Award	# of Units Granted	# of Unvested Units
Scott W. Smith	01/01/10	Restricted Units	15,000	5,000
	05/18/11	Restricted Units	25,000	16,667
	08/01/12	Phantom Units	200,000	200,000
Total				221,667

Richard A. Robert	01/01/10	Restricted Units	15,000	5,000
	05/18/11	Restricted Units	25,000	16,667
	12/20/11	Restricted Units	25,000	18,750
	08/01/12	Phantom Units	125,000	125,000
Total				165,417

Britt Pence	01/01/10	Restricted Units	6,500	6,500
	06/29/10	Restricted Units	12,500	4,167
	06/18/10	Phantom Units	12,500	12,500
	05/15/11	Phantom Units	12,500	12,500
	05/18/11	Restricted Units	12,500	8,333
	05/15/12	Phantom Units	12,500	12,500
	08/01/12	Phantom Units	65,000	65,000
Total				121,500

(3)     Based on the closing sales price of our common units on December 30, 2012 of $26.00.

Option Exercises and Units Vested Table
The following table sets forth information for each named executive officer on unit option exercises and vesting of restricted units on an aggregated basis during the fiscal year ended December 31, 2012.

	Option Awards		Unit Awards
Name	Number of Units Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Scott W. Smith	—	—	13,333	$340,309
Richard A. Robert	50,000	$428,000	19,583	$507,184
	50,000	$540,500
Britt Pence	75,000	$810,750	8,333	$209,241

(1)
The value realized on exercise is computed as the difference between the market price of the underlying securities at exercise and the exercise price of the options. Mr. Robert exercised 50,000 unit options at an exercise price of $19.00 per unit on each of September 13, 2012 and October 9, 2012, when the closing price for our common units was $27.56 and $29.81 per unit, respectively. Mr. Pence exercised 75,000 unit options at an exercise price of $19.00 per unit on October 9, 2012.

(2)
The value realized on vesting of unit awards is computed by multiplying the number of units vesting by the market price of the underlying units on the vesting date, as reflected in the following table:

Name	Grant Date	# of Units Vesting	Vesting Date	$ Per Unit on Vesting Date	Total Value
Scott W. Smith	01/01/10	5,000	01/01/12	$27.63	$138,150
	05/18/11	8,333	05/18/12	$24.26	$202,159
Richard A. Robert	01/01/10	5,000	01/01/12	$27.63	$138,150
	05/18/11	8,333	05/18/12	$24.26	$202,159
	12/20/11	6,250	12/20/12	$26.70	$166,875
Britt Pence	06/29/10	4,166	06/29/12	$25.96	$108,149
	05/18/11	4,167	05/18/12	$24.26	$101,091

Pension Benefits
We do not provide pension benefits for our named executive officers or other employees. Retirement benefits are provided through the 401(k) Plan, as discussed previously.
Non-Qualified Deferred Compensation
We do not sponsor or maintain a non-qualified deferred compensation plan that requires disclosure pursuant to SEC rules. The 401(k) Plan is a deferred compensation arrangement under Section 401(k) of the Code and a qualified plan under section 401(a) the Code.
Potential Payments upon Termination or Change in Control
Except as otherwise described below, the current employment agreements and LTIP equity award agreements for each of our executive officers provide for substantially similar trigger events upon certain terminations of employment of our executive officers and/or the occurrence of a change in control, and for substantially similar payments upon such trigger events.
Termination of Employment Trigger Events

An executive officer’s employment will terminate upon the executive’s death or upon the executive’s “disability,” which is defined as his becoming unable to substantially perform his duties as an employee as a result of sickness or injury, and shall have remained unable to perform any such duties for a period of more than 180 consecutive days in any 12-month period.
We, by action of our Board of Directors, may also terminate an executive’s employment at any time for “cause,” which means: (1) the executive officer’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with us or any willful and material violation of any law, rules or regulation applicable to us, including, but not limited to, those laws, rules or regulations established by the SEC, or any self-regulatory organization having jurisdiction or authority over the executive officer or us, (2) the executive officer’s conviction of, or plea of guilty or nolo contendere to, any felony or of any other crime involving fraud, dishonesty or moral turpitude, (3) a determination by the Board of Directors that the executive officer has materially breached the employment agreement (other than during any period of disability) where such breach is not remedied within 10 days after written demand by the Board of Directors for substantial performance is actually received by the executive officer which specifically identifies the manner in which the Board of Directors believes the executive officer has so breached, or (4) the executive officer’s willful and continued failure to perform his reasonable and customary duties pursuant to his position with us which such failure is not remedied within 10 days after written demand by the Board of Directors for substantial performance is actually received by the executive officer which specifically identifies the nature of such failure. We also may terminate an executive’s employment agreement for any other reason, including without “cause,” in the sole discretion of our Board of Directors.
The executive may terminate his employment for “good reason,” which means: (1) the assignment to the executive officer of duties and responsibilities that are materially inconsistent with those normally associated with his position excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice given by the executive officer, (2) a material reduction in the executive officer’s base salary, (3) the executive officer’s removal from his position as stated in his employment agreement, other than for cause or by death or disability, to a position not at least equivalent in authority and duties, (4) the relocation of the executive officer’s principal place of business to a location 50 or more miles from its location as of the effective date of his employment agreement without the executive officer’s written consent, (5) a material breach by us of his employment agreement, which materially adversely affects the executive officer, and the breach is not cured within 20 days after the executive officer provides written notice to us which identifies in reasonable detail the nature of the breach, and (6) our failure to make any material payment to the executive officer as required to be made under the terms of his employment agreement, and the breach is not cured within 20 days after the executive officer provides written notice to us which provides in reasonable detail the nature of the payment. Finally, the executive officer may terminate his employment agreement for any other reason, in his sole discretion.
Payments Made upon Termination
Regardless of the manner in which a named executive officer’s employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

•	earned, but unpaid base salary;

•	non-equity incentive compensation earned during the prior fiscal year (provided the executive was continuously employed for the full prior fiscal year);

•	accrued but unused vacation pay; and

•	Any unpaid reimbursements for qualifying business expenses incurred prior to the termination of employment (the “Accrued Obligations”).
Termination Due to Disability. If the executive officer’s employment is terminated due to his disability, then in addition to any Accrued Obligations he may be owed, the executive will be entitled to receive on the date of termination a payment equal to the executive officer’s base salary for 12 months. Additionally, any unvested restricted units held by the executive officer, as well as any unvested full-value phantom units that have been granted to our executive officer, will become fully vested and unrestricted, pursuant to the terms of the relevant award agreements, upon a termination of employment due to the officer’s disability.
Termination Due to Death. If the executive officer’s employment is terminated due to his death, then in addition to any Accrued Obligations he may be owed, the executive, his beneficiary or his estate, as applicable, will be entitled to receive on the date of termination a payment equal to the executive officer’s base salary for 12 months. Additionally, any unvested restricted units held by the executive officer, as well as any unvested full-value phantom unit awards that have been granted to our executive officers, will become fully vested and unrestricted, pursuant to the terms of the relevant award agreements, upon a termination of employment due to the officer’s death.
Termination for Good Reason. If the executive terminates his employment for good reason, then in addition to any Accrued Obligations he may be owed, we shall pay the executive officer a severance payment equal to the executive’s base salary for 36 months. Additionally, any unvested restricted units held by the executive officer, as well as any unvested full-value phantom unit awards that have been granted to our executive officers, will become fully vested and unrestricted, pursuant to the terms of the relevant award agreements, upon a termination of employment by the officer due to good reason.
Termination Without Cause. If the executive is terminated by us without cause during the term of the employment agreement, then in addition to any Accrued Obligations he may be owed, we shall pay the executive officer a severance payment equal to the executive’s base salary for 36 months Additionally, any unvested restricted units held by the executive officer, as well as any unvested full-value phantom unit awards that have been granted to our executive officers, will become fully vested and unrestricted, pursuant to the terms of the relevant award agreements, upon the officer’s termination by us without cause.
Termination for Cause or Other Than for Good Reason. Upon termination by us for cause or by the executive other than for good reason (each as defined above), the executive officer is only entitled to any Accrued Obligations that may be due to him at the time of termination. Additionally, (a) upon any termination of employment by us for cause, any unvested or vested restricted units or unvested or vested phantom units held by the executive officer that have not previously been settled, as well as any unvested appreciation-only phantom units that are held by Messrs. Smith and Robert, will be forfeited to us, and (b) upon any termination of employment by the executive for a reason other than good reason, any unvested restricted units or unvested phantom units held by the officers will be forfeited, and vested restricted units or vested phantom units will be settled in accordance with the terms of the relevant award agreements.
Payments Made Under Phantom Units. For any termination of employment for any reason other than a termination by us for cause (as defined above), any vested and outstanding phantom units granted annually to the executive officers pursuant to their employment agreements (including appreciation-only awards) held by any of the executive officers shall be paid in either cash or units pursuant to the terms of the relevant annual phantom unit award agreement, along with a lump sum cash payment of any deferred distribution equivalent rights granted tandem to such phantom units, on the six month anniversary of the officer’s termination of employment.
Payments Made upon a Change in Control
Under Messrs. Smith, Robert and Pence’s employment agreements, the occurrence of a change in control will entitle each executive officer to a lump sum payment in an amount equal to two times the sum of: (i) such executive officer’s then-current annual base salary, (ii) then-current annual bonus, and (iii) the cash value (determined as of the applicable grant date) of any restricted unit awards that became vested in the year immediately prior to the change in control. Notwithstanding the forgoing, this lump sum payment will be capped at $2,000,000. In addition to a lump sum payment, any outstanding unvested or vested restricted units or vested or unvested phantom units (including any tandem deferred distribution equivalent rights) held by such executive officers at the time of the change in control shall become vested and shall be settled according to the terms of the LTIP and any applicable individual award agreement, except that the annual appreciation-only “phantom units” granted to Messrs. Smith and Robert will not become vested upon any such change in control but rather, the officer will become entitled to settlement of these phantom units upon the change in control only to the extent he has become previously vested in his award .

Finally, each of the executive officers is also entitled to a gross-up payment to make the officer whole for any excise taxes attributable to “excess parachute payments” under section 4999 of the Code.
Estimated Payments to Executives
Assuming that a change in control occurred on December 31, 2012 and/or each executive was terminated under each of the above circumstances on December 31, 2012, and the closing price of our units on December 31, 2012 (which was the last trading day of the 2012 fiscal year) was equal to $26.00 per unit, payments and benefits owed to such executives would have an estimated value as set forth in the tables below. Actual payment amounts cannot be determined with any certainty until the termination or change in control event occurs in the future.

Scott W. Smith	Cash Payments (1)	Value of Accelerated Vesting of Equity Awards	Value of Settlement of Awards Upon Triggering Event	Excess Parachute Payment Excise Tax Gross-Up*(2)	Total
Without Cause/for Good Reason	$1,530,000	$563,342	$5,258,950	$0	$7,352,292
Change in Control	$2,000,000	$563,342	$5,258,950	$0	$7,822,292
Death	$510,000	$563,342	$5,258,950	$0	$6,332,292
Disability	$510,000	$563,342	$5,258,950	$0	$6,332,292
Non-renewal of Agreement	—	—	—	—	—
Other	—	—	—	—	—

Richard A. Robert	Cash Payments (1)	Value of Accelerated Vesting of Equity Awards	Value of Settlement of Awards Upon Triggering Event	Excess Parachute Payment Excise Tax Gross-Up*(2)	Total
Without Cause or for Good Reason	$1,200,000	$1,050,842	$3,308,950	$0	$5,559,792
Change in Control	$2,000,000	$1,050,842	$3,308,950	$0	$6,359,792
Death	$400,000	$1,050,842	$3,308,950	$0	$4,759,792
Disability	$400,000	$1,050,842	$3,308,950	$0	$4,759,792
Non-renewal of Agreement	—	—	—	—	—
Other	—	—	—	—	—

Britt Pence	Cash Payments (1)	Value of Accelerated Vesting of Equity Awards	Value of Settlement of Awards Upon Triggering Event	Excess Parachute Payment Excise Tax Gross-Up*(2)	Total
Without Cause or for Good Reason	$1,050,000	$1,469,000	$1,690,000	$0	$4,209,000
Change in Control	$2,000,000	$1,469,000	$1,690,000	$0	$5,159,000
Death	$350,000	$1,469,000	$1,690,000	$0	$3,509,000
Disability	$350,000	$1,469,000	$1,690,000	$0	$3,509,000
Non-renewal of Agreement	—	—	—	—	—
Other	—	—	—	—	—

(1)
Under Messrs Smith, Robert and Pence’s employment agreements the event of a change of control will entitle each executive officer to a lump sum severance payment of two times such executive officers then current base salary and annual bonus and the value of any restricted unit awards that became vested in the year immediately prior to the change of control although this payment is capped at $2,000,000 despite the value of the individual components for that year.

(2)
We have assumed that there will be no Excess Parachute Payment Excise Tax Gross-up because Vanguard is a limited liability company that has not elected to be taxed as a corporation and not subject to the rules under 280G of the Internal Revenue Code.

Non-Competition Provisions
Each executive’s employment agreement contains non-competition provisions. If an executive’s termination is as a result of the executive’s voluntary termination without “good reason” or of a termination by us for “cause,” for a period of one year from the date of termination, the executive will not, directly or indirectly:

•
engage in any capacity (i) in any business directly competitive with the business in which we are engaged or (ii) with an entity that is otherwise directly competitive with us within the states in which we do business;

•
perform for any entity engaged in any business directly competitive with the business in which we are engaged any duty the executive has performed for us that involved the executive’s access to, or knowledge or application of, our confidential information;

•
induce or attempt to induce any of our customers, suppliers, licensees or other business relations to cease doing business with us or in any way interfere with the relationship between us and any such customer, supplier, licensee or business relation;

•
induce or attempt to induce any of our customers, suppliers, licensees or other business relations with whom the executive had direct business contact in dealings in the course of his employment with us to cease doing business with us or in any way interfere with the relationship between us and any such customer, supplier, licensee or business relation; or

•	solicit with the purpose of hiring or hire any person who is or, within 180 days after such person ceased to be our employee, was our employee.
Following an executive’s termination as a result of an executive’s voluntary termination without “good reason” or a termination by us for “cause,” the executive may have investments in securities which are issued by an entity involved in or conducting business that is directly competitive with our business, provided that the executive, directly or indirectly, does not own more than 5% of the outstanding equity or voting securities of such an entity. The executive is also not prohibited from owning an interest in any entity which conducts business that is directly competitive with our business if such interest was owned by the executive when the executive’s employment agreement was executed. In both instances, this right exists only to the extent the executive does not have the right to direct the activities of such business entity.
Director Compensation
We use a combination of cash and unit-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting independent director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, as well as the skill-level required by us of members of our Board of Directors.
Each independent member of our Board of Directors received restricted common units upon becoming a director. The amount of cash compensation paid to the independent members of our Board of Directors is $15,000 per quarter and an additional $2,500 per quarter for the chairman of the audit committee.

In 2012, each independent member of our Board of Directors received an equity grant under our LTIP of a number of 3,278 units valued at $89,981 at the time of such grant for his service as a member of our Board of Directors for the year. These restricted units become 100% vested on the one year anniversary of the date of grant, provided the director has continuously remained a member of our Board of Directors through that date.
Each member of our Board of Directors is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees. Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law and as provided in our limited liability company agreement.
Longnecker conducts a review of our independent director compensation practices at the same time that it conducts our executive compensation practice review. Again using the Peer Group as a comparison, Longnecker presents the compensation committee with market data regarding annual retainers, equity compensation awards and meeting fees. For 2013, our compensation committee has not yet submitted a recommendation to our Board of Directors following its review of the Longnecker report regarding independent director compensation practices, and no changes for the 2013 year have been adopted at this time.
2012 Director Summary Compensation Table
The table below summarizes the compensation paid by us to independent directors for the fiscal year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash	Outstanding Restricted Unit Awards Held (2)	Unit Awards Cash Value (3)	Total ($)
W. Richard Anderson	$60,000	3,278	$89,981	$149,981
John R. McGoldrick	$60,000	3,278	$89,981	$149,981
Bruce W. McCullough	$70,000	3,278	$89,981	$159,981
Loren Singletary	$60,000	4,278	$117,671	$177,671

(1)	Mr. Smith is not included in this table as he is also an executive officer and received no compensation for his service as a director.
(2) Each independent Board of Director was granted 3,278 restricted units on April 17, 2012 as part of their annual compensation package. In addition, Mr. Loren Singletary received an additional 1,000 units on February 29, 2012 for his service as the Chair of the Conflicts Committee during the 2011 merger between Vanguard and Encore Energy Partners, LP.

(3)
Reflects the aggregate grant date fair value of restricted unit awards granted in 2012 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The restricted units granted in 2012 vested in February and April 2013. As of December 31, 2012, our independent directors held a total of 14,112 outstanding unvested restricted units.

7    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our units by:

•	each Unitholder known by us to be a beneficial owner of more than 5% of our outstanding units;

•	each of our directors and named executive officers; and

•	our directors and executive officers as a group.
The amounts and percentage of units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
Percentage of total units beneficially owned is based on 68,823,806 common units outstanding and 420,000 Class B units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of all of our directors and executive officers is c/o Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. Ownership amounts are as of April 5, 2013.

	Common Units Beneficially Owned		Class B Units Beneficially Owned (1)		Total Units Beneficially Owned
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
Scott W. Smith (2)	72,980	*	240,000	57.1%	312,980	*
Richard A. Robert (2)	173,776	*	125,000	29.8%	298,776	*
Britt Pence (2)	55,378	*	50,000	11.9%	105,378	*
W. Richard Anderson	20,013	*	—	—	20,013	*
John R. McGoldrick	20,013	*	—	—	20,013	*
Bruce W. McCullough	11,013	*	—	—	11,013	*
Loren Singletary	24,013	*	—	—	24,013	*
All directors and executive officers as a group (7 persons)	377,186	*	415,000	98.8%	792,186	1.1%

*	Less than 1%.

(1)	There are an additional 40,000 Class B units available to be issued in the future.

(2)	The Class B units have substantially the same rights as the common units and, upon vesting, will become convertible into common units at the election of the holder.

8    PROPOSAL NO. 2: RATIFICATION OF BDO USA, LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013
Vote Required; Recommendation of the Board of Directors
Approval of the proposal to ratify BDO USA, LLP as our independent registered public accounting firm for the year 2013 requires the affirmative vote of a majority of the votes cast by holders of our units present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.
Unitholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our limited liability company agreement or otherwise. We are submitting the selection of BDO USA, LLP to Unitholders for ratification as a matter of good corporate practice. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the Annual Meeting, the audit committee will reconsider its selection of auditor. We are advised that no member of BDO USA, LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of BDO USA, LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.
On October 14, 2008, the audit committee engaged BDO USA, LLP to be our independent registered public accounting firm to audit our financial statements beginning with the fiscal year ended December 31, 2008.
Audit Fees. Audit Fees represent fees for professional services provided by our principal accountant in connection with the audit of our annual financial statements and of management’s assessment and the effectiveness of internal control over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and other statutory or regulatory filings. For the year ended December 31, 2012, we paid BDO USA, LLP Audit Fees in the amount of $595,186. For the year ended December 31, 2011, we paid BDO USA, LLP Audit Fees in the amount of $516,413.
Audit-Related Fees. Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not Audit Fees. BDO USA, LLP received fees for audits of acquisition-related financial statements. These fees totaled approximately $47,900 and $35,000 for the years ended December 31, 2012 and December 31, 2011, respectively.
Tax Fees. Tax Fees include professional services performed by our principal accountant for tax compliance, tax advice and tax planning. There were no Tax Fees for the years ended December 31, 2012 or 2011.
All Other Fees. All Other Fees includes the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no Other Fees for the years ended December 31, 2012 or 2011.
Audit Committee Pre-Approval Policies and Practices
Our audit committee must pre-approve any audit and permissible non-audit services performed by our independent registered public accounting firm. Additionally, the audit committee has oversight responsibility to ensure the independent registered public accounting firm is not engaged to perform certain enumerated non-audit services, including but not limited to bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit outsourcing services and legal services. In 2009, the audit committee adopted an audit and non-audit services pre-approval policy, which set forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. Pursuant to the policy, the chairman of the audit committee will be delegated the authority to specifically pre-approve services, which pre-approval will subsequently be reviewed with the committee.
9    PROPOSAL NO. 3: APPROVAL OF THE SECOND AMENDMENT TO THE VANGUARD NATURAL RESOURCES, LLC LONG-TERM INCENTIVE PLAN
Background and Description of the Proposed Second Amendment
The Vanguard Natural Resources, LLC Long-Term Incentive Plan (the “Plan”) was previously approved by our Board of Directors and our Unitholders in connection with our initial public offering in 2007. The Plan was originally adopted with a reservation of 1,000,000 common units to be used in connection with the grants of equity-based awards pursuant to the Plan, of which only 500,000 common units could be used for the grant of restricted unit awards. As of April 5, 2013, only 106,123 common units were available for future awards under the Plan, and 893,877 common units were the subject of outstanding awards under the Plan (of these outstanding awards, 494,039 are in the form of restricted unit awards). Our Board of Directors is adopting, subject to the approval of our Unitholders, a second amendment to the Plan that would authorize an additional 3,000,000 common units to be utilized for awards pursuant to the Plan and eliminate the special limit on restricted unit awards (the “Second Amendment”). Accordingly, we are now requesting that our Unitholders approve this Second Amendment in order to approve the increase in the maximum number of common units that may be granted as equity-based awards under the Plan. If our Unitholders approve this Proposal No. 3 and the Second Amendment, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional common units available for issuance pursuant to the Plan.
Reason for the Proposed Second Amendment
The use of equity-based awards under the Plan has been a key component of our compensation program since its adoption in 2007. The awards granted under the Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors. The Plan originally authorized us to issue up to 1,000,000 of our common units, of which only 500,000 common units could be used for restricted unit awards. Of those common units that have been granted pursuant to the Plan as of April 5, 2013:

•	There are a total of 494,039 restricted unit awards outstanding.

•
There are a total of 224,838 phantom unit awards outstanding. Of these outstanding awards, a total of 90,000 phantom unit awards represent awards granted to our Chief Executive Officer and Chief Financial Officer in January of 2010, 2011 and 2012 that are similar to cash-settled unit appreciation rights, and the fair market value per common unit on the date of grant of these awards was $22.07, $29.65 and $27.63, respectively. These appreciation vehicles become vested on the third anniversary following the date of grant and will be settled in cash upon the earlier to occur of a change in control or the awardee’s qualifying termination of employment. The phantom unit awards granted to our other named executive officer (which includes a vesting and settlement schedule similar to the above-described phantom unit awards), as well as the phantom unit awards granted in August 2012 (which vest ratably over a five-year period, with settlement of vested awards following each vesting date), are not cash-settled unit appreciation rights but full-value phantom unit awards that can or will be settled in units.

•
Only 106,123 common units remained available for issuance as awards under the Plan (and, of those remaining common units, only 5,961 common units remained available for the issuance of restricted unit awards).

•
On April 1, 2013 the Company granted 54,754 phantom units to 66 employees that will vest on April 1, 2016. It is the Company’s intent to grant employees units under the LTIP on an annual basis as an intricate part to recruiting and retaining talented individuals.

Accordingly, our Board of Directors has determined that there are not sufficient common units available for issuance under the Plan to meet our needs for future grants during the coming years, especially with respect to restricted unit awards, and an increase in available common units is necessary to continue granting incentive and reward opportunities to eligible participants while assisting us in retaining a competitive edge in today’s volatile business environment.
Consequences of Failure to Approve the Proposal
Our Unitholders are only voting to approve the increase in the number of common units approved for issuance under the Plan. The Plan shall continue regardless of the outcome of the Unitholders vote. Further, failure of our Unitholders to approve this Proposal No. 3 will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan. However, if this Proposal No. 3 is not approved, we do not expect to be able to issue further meaningful or valuable equity-based incentive awards pursuant to the Plan. As such awards have traditionally been a fundamental element of our compensation philosophy of “pay for performance,” and we believe that such awards further our goal of providing a long-term incentive for our employees and directors by motivating them to increase our common unit’s value, we will be required to reevaluate our compensation program in general.
Summary Description of the Plan
The description of the material features of the Plan, as amended by the Second Amendment, is provided below. This summary, however, does not purport to be a complete description of all the provisions of the Plan. The summary is qualified in its entirety by reference to (i) the full text of the Plan, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 24, 2007, (ii) the First Amendment to the Plan, which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed on November 2, 2012 and (iii) the Second Amendment, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.
General
The purpose of the Plan is to provide a means to enhance our profitable growth and that of our affiliates by attracting and retaining employees, directors, consultants and advisors by providing such individuals with a means to acquire and maintain equity ownership or awards the value of which is tied to the performance of our common units. The Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. We seek to achieve the Plan’s purpose by primarily providing grants of (i) unit options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units (including tandem distribution equivalent rights), and (v) unit awards (collectively referred to as “Awards”).
The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Administration of the Plan
The Plan is administered by the compensation committee of our Board of Directors (the “Committee”), which administers the Plan pursuant to its terms and all applicable state, federal or other applicable rules or laws unless otherwise limited by the Plan document or in the event that our Board of Directors chooses to take an action pursuant to the Plan. We refer to the Committee or the Board of Directors, as applicable, as the plan administrator. The plan administrator has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan. This discretion includes the power to determine to whom and at what time Awards will be granted, to determine the number of common units to be covered by Awards, to prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), to determine under what circumstances an Award may be vested, settled, exercised, canceled or forfeited, to delegate duties under the Plan, to terminate, modify or amend the Plan, and to execute all other responsibilities permitted or required under the Plan. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award will be within the sole discretion of the plan administrator and will be final, conclusive, and binding upon all persons, including us, any of our affiliates, any Participant (as defined below), and any beneficiary of any Award.
Persons Who May Participate in the Plan
Any employee of, and any individual who renders consulting or advisory services to us or our affiliates, and any non-employee member of the Board of Directors or of the board of directors of an affiliate (each, an “Eligible Person”) who is designated by the plan administrator to receive an Award under the Plan will be a “Participant.” Any individual granted an Award which remains outstanding under the Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Plan. As of April 5, 2013, 4 non-employee directors, 3 officers and approximately 158 other employees were eligible to participate in the Plan. A Participant under the Plan will be eligible to receive an Award pursuant to the terms of the Plan and subject to any limitations imposed by appropriate action of the plan administrator or within the individual Award agreement. No Award may be granted if the Award relates to a number of common units which exceeds the number of common units which remain available under the Plan minus the number of common units issuable in settlement of or relating to outstanding awards.
Common Units Subject to the Plan
Subject to any adjustment due to recapitalization or reorganization permitted under the Plan, the maximum aggregate number of common units that may be granted for any and all awards under the Plan will not exceed 4,000,000 common units (as compared to 1,000,000 common units under the Plan as it was approved prior to the Second Amendment). The Plan will no longer impose a separate limit on the maximum number of common units that may be issued pursuant to restricted units. On April 5, 2013, the closing price of our common units was $27.81 per unit. Common units withheld to satisfy tax withholding obligations will not be considered to be common units delivered under the Plan for purposes of applying the maximum unit limit under the Plan. In addition, if an award is forfeited, cancelled, exercised or otherwise terminates or expires without the actual delivery of common units to a Participant, the common units that were subject to the award will again be available for new awards under the Plan. There are not any limitations on the number of awards under the Plan that may be granted and paid in cash. The common units delivered pursuant to the Plan may be common units acquired in the open market or from any person, including us or one of our affiliates, or any combination of the foregoing. The fair market value of the common units on a given date will be the closing sales price of a common unit as reported on the principal national securities exchange (currently, the New York Stock Exchange) or other market in which trading in our common units occurs on the applicable day, or, if our common units are not traded on a securities exchange or other market, the fair market value of our common units will be determined (in good faith) by the plan administrator. There are no fees, commissions or other charges applicable to a purchase of common units under the Plan.
Awards
Unit Options. We may grant unit options to purchase a specific number of common units under the Plan at a set price. The exercise price of each unit option granted under the Plan will be determined by the plan administrator at the time the unit option is granted, and each unit option will have an exercise price that is not less than the fair market value of the common units on the date of grant.
The plan administrator will determine the manner in and time or times at which a unit option will vest and become exercisable, in whole or in part, including, without limitation, any accelerated vesting upon the achievement of specified performance goals or upon a change of control (as defined in the Plan or, in the event that the unit option has become subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as defined in the regulations and guidance issued under section 409A of the Code). The plan administrator will also determine the methods and form of payment for the exercise of a unit option (including, without limitation, payment in cash, check acceptable to us, a “cashless-broker” exercise through procedures approved by us, or any combination thereof) and the methods and forms in which common units will be delivered to a Participant. Unless otherwise waived by the plan administrator, a unit option which is not vested will be forfeited by the Participant upon termination of the Participant’s employment with or services to us or our affiliates or membership on the Board of Directors, as applicable.

Unit Appreciation Rights. A unit appreciation right is an award that, upon or following exercise, entitles the holder to receive the excess of the fair market value of a common unit on a specified date on or following exercise over the grant price of the unit appreciation right. The excess may be paid in cash and/or in common units as determined by the plan administrator in its discretion. The plan administrator has the authority to determine to whom unit appreciation rights will be granted, the number of common units to be covered by each grant, and the conditions and limitations applicable to the exercise of the unit appreciation right. The grant price per unit appreciation right will be determined by the plan administrator at the time the unit appreciation right is granted, and each unit appreciation right must have an exercise price that is not less than the fair market value of the common units on the date of grant.
The plan administrator will determine the time or times at which a unit appreciation right may be exercised in whole or in part, including, without limitation, any accelerated vesting upon the achievement of specified performance goals or upon a change of control (as defined in the Plan or, in the event that the unit appreciation right has become subject to section 409A of the Code, as defined in the regulations and guidance issued under section 409A of the Code). Unless otherwise waived by the plan administrator, all outstanding, unvested unit appreciation rights awarded to a Participant will be automatically forfeited by the Participant upon termination of the Participant’s employment with or services to us or our affiliates or membership on the Board of Directors, as applicable.
Restricted Unit Awards. A restricted unit is a common unit granted under the Plan that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the plan administrator in its discretion. The plan administrator has the authority to determine to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited (including but not limited to a provision for accelerated vesting upon a change of control (as defined in the Plan or, in the event that the restricted unit has become subject to section 409A of the Code, as defined in the regulations and guidance issued under section 409A of the Code), and any other terms and conditions as the plan administrator may establish with respect to the awards. Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from his or her award so that the Participant then holds an unrestricted common unit. Unless otherwise waived by the plan administrator, a restricted unit which is subject to forfeiture restrictions will be forfeited by a Participant upon termination of the Participant’s employment with us or our affiliates or membership on the Board of Directors, as applicable.
To the extent provided by the plan administrator in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit. If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. The plan administrator may also require that UDRs be used to acquire additional restricted units for the Participant. Absent a restriction on UDRs in the applicable award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.
Phantom Unit Awards. A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the award agreement are met. The plan administrator has the authority to determine the Eligible Persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the plan administrator may establish. The plan administrator, in its discretion, may subject settlement of the phantom units to specified performance conditions and may provide that the phantom units will vest upon a change of control (as defined in the Plan or, in the event that the phantom unit has become subject to section 409A of the Code, as defined in the regulations and guidance issued under section 409A of the Code). Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and shall receive either a common unit or cash equal to the fair market value of a common unit, as determined by the plan administrator in its discretion. Unless otherwise provided by the plan administrator, a phantom unit will be forfeited upon termination of a Participant’s employment with or services to us or our affiliates or membership on the Board of Directors, as applicable, if such termination occurs prior to the vesting of the phantom unit.

Distribution Equivalent Rights. To the extent provided by the plan administrator in its discretion, an award granted under the Plan (other than a restricted unit or unit award) may include a contingent right, granted in tandem with a specific phantom unit or as a stand-alone award, to receive cash (or, in the case of DERs (as defined below) granted tandem to a phantom unit – an amount in cash, units, and/or phantom units, as determined by the plan administrator in its discretion) equal to the amount of any cash distributions made by us with respect to a common unit during the period a phantom unit is outstanding (a “Distribution Equivalent Right” or “DER”). A DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the plan administrator), be “reinvested” in restricted units or additional phantom units, be subject to the same vesting restrictions as the phantom unit or other award, or be subject to other provisions or restrictions as determined by the plan administrator in its discretion. Absent a restriction on DERs in the applicable award agreement, DERs will be paid to the holder of the phantom unit without restriction at the same time as cash distributions are paid by us to our unitholders.
Unit Awards. The plan administrator may, in its discretion, grant to Eligible Persons unit awards, which are grants under the Plan of common units that are not subject to vesting restrictions. Unit awards may be in lieu of or in addition to other compensation payable to a Participant.
Other Provisions
Performance Conditions. The vesting or settlement of any award granted under the Plan may be subject to performance conditions specified by the plan administrator.
Tax Withholding. Unless other arrangements are made, we or one of our affiliates are authorized to withhold from any award, from any payment due or transfer made under any award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an award. Directors and consultants will be required to make their own arrangements for satisfying any applicable taxes payable with respect to an award.
Anti-Dilution Adjustments. If any “equity restructuring” event occurs that could result in an additional compensation expense under Accounting Standards Codification Topic 718 (“Topic 718”) if adjustments to awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future awards may be granted under the Plan. With respect to a similar event that would not result in a Topic 718 accounting charge if adjustment to awards was discretionary, the plan administrator shall have complete discretion to adjust awards in the manner it deems appropriate. In the event the plan administrator makes any adjustment in accordance with the foregoing provision, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the Plan and the kind of units or other securities available for grant under the Plan.
Change of Control. Upon a change of control (as defined in the Plan) and upon certain other events specified in the Plan, the plan administrator may, in its discretion, take one or more of the following actions to prevent dilution or enlargement of the benefits intended under the Plan or an Award: (i) provide for the termination of an Award in exchange for cash, (ii) provide for the replacement of an Award with other rights or property, (iii) provide that an Award will be assumed by the successor or surviving entity or be exchanged for similar awards of any such entity, with appropriate adjustments as to the number and kind of equity interests and prices, (iv) adjust the number and type of common units subject to outstanding Awards and the other terms and conditions of outstanding Awards, (v) provide that an Award will be exercisable or payable and/or will be fully vested and nonforfeitable, or (vi) provide that an Award cannot be exercised or become payable after a change of control. Notwithstanding the foregoing, in the event the occurrence giving rise to the plan administrator’s exercise of its powers is a transaction pursuant to which the surviving entity has a class of securities that are readily tradable on an exchange, the plan administrator will not have the authority to terminate and cash out such award but will instead be required to provide for the assumption of the Award by such successor or survivor entity.
Amendment. The Board of Directors or the Committee may terminate or amend the Plan or any part of the Plan at any time with respect to any common units for which a grant has not yet been made, including increasing the number of common units that may be granted, subject to the requirements of the exchange upon which the common units are listed at that time and of applicable tax and securities laws. The plan administrator may also waive any conditions or rights under, amend the terms of or alter any outstanding award as long as no such change would materially reduce the rights or benefits of a Participant without the consent of the Participant. The Board of Directors may amend the Plan or any Award to cause such Award to be exempt from section 409A of the Code or to comply with the requirements of section 409A of the Code or any other applicable law.
Transferability of Awards. Unit options and unit appreciation rights are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. No other Award or right granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a Participant to transfer a unit option or a unit appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time.

FEDERAL INCOME TAX CONSEQUENCES
The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of section 409A of the Code, phantom units, and certain other awards that may be granted pursuant to the Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in section 409A of the Code and the guidance promulgated thereunder.
Unit Options; Unit Appreciation Rights. Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we (or an affiliate) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
When a Participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.
The Plan allows the plan administrator to permit the transfer of awards in limited circumstances. See “—Other Provisions—Transferability of Awards.”
The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of unit options or unit appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the option. If stock options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Unit options granted under the Plan will likely be subject to the same tax treatment.
The transfer of a unit option may result in gift tax consequences to a Participant. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the option at the time of the gift. The value of the option may be affected by several factors, including the difference between the exercise price and the fair market value of the common units, the potential for future appreciation or depreciation of the common units, the time period of the option and the illiquidity of the option. Federal gift tax will be limited by (i) the annual exclusion per donee (currently $14,000 for 2013), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. Gifted unit options, to the extent subject to transfer taxes, will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax. Whether such consequences apply to unvested options is uncertain, and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Full-Value Phantom Unit Awards; Restricted Unit Awards; Other Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER or a UDR. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Code, or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b) of the Code.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Plan. Distributions that are received by a Participant prior to the time that the common units are taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.
Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Plan Benefits under the Plan and Previously Awarded Options and Rights
The awards, if any, that will be made to Eligible Persons under the Plan are subject to the discretion of the plan administrator, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of the Board of Directors under the Plan. Therefore, the New Plan Benefits Table is not provided.
We did make annual equity grants under the Plan to our executive officers and non-employee directors in 2012, which are reported in the “Grants of Plan-Based Awards” table and the “2012 Director Summary Compensation Table” on page 26 and page 34, respectively, of this Proxy Statement. We anticipate making another annual equity grant to our non-employee directors, executive officers and certain employees under the Plan for 2013, but the amount of such grants is not determinable at this time; however, our Chief Executive Officer and our Chief Financial Officer are each entitled to an annual grant of 15,000 unit-appreciation vehicles each January pursuant to the terms of their current employment agreements, and our other named executive officer is entitled to an annual grant of 12,500 full-value phantom unit awards pursuant to the terms of his current employment agreement, with each such award to include vesting and settlement schedules as described in the section above entitled “Reason for the Proposed Second Amendment” of this Proposal. Any additional equity awards granted for 2013 may be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the date of grant of such awards.
The following table sets forth, for the named executive officers and certain other groups, all units underlying outstanding unit options and all outstanding phantom unit awards as of December 31, 2012. No associate of any of the directors, named executive officers or nominees set forth below holds or has held options or other rights to purchase our common units.

Name and Principal Position	Number of Units Underlying Options or Rights
Scott W. Smith President, Chief Executive Officer and Director Nominee	133,334
Richard A. Robert Executive Vice President, Chief Financial Officer and Secretary	133,334
Britt Pence Senior Vice President of Operations	53,167
All executives as a group	319,835

W. Richard Anderson, Director Nominee	3,278
Loren Singletary, Director Nominee	4,278
Bruce W. McCullough, Director Nominee	3,278
John R. McGoldrick, Director Nominee	3,278
Non-executive director group (1)	14,112

Non-executive officer employee group	194,617

Total	528,564

(1)	All members of the Board of Directors who are not also our executive officers.

Vote Required; Recommendation of the Board of Directors
Approval of the Plan requires the affirmative vote of a majority of the votes cast by holders of our units present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Additionally, in order to comply with NYSE listing rules, the total votes cast on this proposal must also represent a majority of all units entitled to vote, and to comply with NASDAQ listing rules, the total votes cast on this must proposal must represent at least 33 1/3% of all units entitled to vote. An affirmative vote of a majority of the votes cast for this proposal will be achieved if votes for “FOR” represent a majority of the aggregate number of votes for “FOR,” “AGAINST” and “ABSTAIN.” Total votes cast will represent a majority of all units entitled to vote if the aggregate number of votes for “FOR,” “AGAINST” and “ABSTAIN” represent a majority of our outstanding units. Abstentions and broker non-votes will be counted as having been present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THE PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THE PLAN.

10    SUBMISSION OF UNITHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS FOR NEXT YEAR
Proposals for 2014 Annual Meeting
For inclusion in next year’s proxy statement, any Unitholder who desires to include a proposal in the proxy statement for the 2014 Annual Meeting must deliver it so that it is received on or before January 22, 2014.
For presentation at the next Annual Meeting of Unitholders, pursuant to our limited liability company agreement, any Unitholder who wants to present a proposal at the 2014 Annual Meeting must deliver it so it is received on or before January 22, 2014, but not earlier than December 23, 2013. However, if the date of the 2014 Annual Meeting is changed so that it is more than 30 days earlier or more than 30 days later than June 6, 2014, any such proposals must be delivered not more than 120 days prior to the 2014 Annual Meeting and not less than the later of (1) 90 days prior to the 2014 Annual Meeting or (2) 10 days following the day on which we first publicly announce the date of the 2014 Annual Meeting.
These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a Unitholder must meet in order to have a proposal included in our proxy statement under the rules of the SEC.
Any proposals must be sent, in writing, to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. Proposals will not be accepted by facsimile.
Nominations for 2014 Annual Meeting and for Any Special Meeting
Pursuant to Section 11.13(a) of our limited liability company agreement, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board of Directors may be made at an Annual Meeting of Unitholders only (a) by or at the direction of our Board of Directors or (b) by any Unitholder of our company: (i) who is entitled to vote at the meeting or (ii) who was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units (or, in the case where such holder holds a sufficient number of units to elect more than one director, such holder votes its units as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding units). All nominations, other than those made by or at the direction of our Board of Directors, must be made pursuant to timely notice in writing to our Secretary. With respect to director elections held at our annual meetings, our limited liability company agreement provides that to be timely, a Unitholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. For a nomination of any person for election to our Board of Directors to be considered at the 2014 Annual Meeting of Unitholders, it must be properly submitted to our Secretary at 5847 San Felipe, Suite 3000, Houston, Texas 77057, no later than January 22, 2014, but not earlier than December 23, 2013. Our limited liability company agreement also provides that Unitholder nominations of persons for election to our Board of Directors may be made at a special meeting of Unitholders at which directors are to be elected pursuant to our notice of meeting provided Unitholder notice of the nomination is timely. To be timely, a Unitholder’s notice must be delivered to our Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.
A Unitholder’s notice to our Secretary must set forth (a) as to each person whom the Unitholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the Unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such Unitholder and such beneficial owner, and (iii) whether either such Unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.
2012 Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. It can also be found on our website at www.vnrllc.com.

Exhibit A
SECOND AMENDMENT TO THE
VANGUARD NATURAL RESOURCES, LLC
LONG-TERM INCENTIVE PLAN
This Second Amendment (the “Second Amendment”) to the Vanguard Natural Resources, LLC Long-Term Incentive Plan, as amended from time to time (the “Plan”), is made effective as of June 6, 2013 (the “Amendment Effective Date”), by Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), subject to approval by the Company’s unitholders.
W I T N E S S E T H:
WHEREAS, the Company previously established the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its affiliates;
WHEREAS, Section 7(a) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan to increase the number of units available for awards under the Plan, with the approval of the Company’s unitholders; and
WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s unitholders at the Company’s 2013 annual meeting, to increase the number of common units available for grant under the Plan by 3,000,000 units, in addition to eliminating the special limit on the number of restricted unit awards that may be granted under the Plan.
NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date as set forth below:
1.    Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan, since its inception, is 4,000,000; provided, however, that Units withheld from an Award to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.
2.    Except as set forth above, the Plan shall continue to read in its current state.
IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Amendment Effective Date.
VANGUARD NATURAL RESOURCES, LLC

By:
Scott W. Smith
President and Chief Executive Officer

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 06, 2013

VANGUARD NATURAL RESOURCES, LLC

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 05, 2013
Date: June 06, 2013 **Time:** 10:30 AM CDT
Location: Vanguard Natural Resources LLC
5847 San Felipe
Suite 3000
Houston, Texas 77057

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Combined Document   3. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before May 23, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
Nominees
01 W. Richard Anderson 02 Loren Singletary 03 Bruce W. McCullough 04 Scott W. Smith

The Board of Directors recommends you vote FOR the following proposal(s):

3. To approve the amendment to Vanguard Natural Resources, LLC Long-Term Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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